Exhibit 4.1

Execution Version

LIGHT AND WONDER INTERNATIONAL, INC.
as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee

and

THE GUARANTORS PARTY HERETO

6.250% Senior Unsecured Notes due 2033

INDENTURE

Dated as of September 24, 2025

TABLE OF CONTENTS

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Page

SECTION 12.17	Multiple Counterparts; Execution	79
SECTION 12.18	WAIVER OF TRIAL BY JURY	79

APPENDIX A	Provisions Relating to Securities and Additional Securities	A-1

EXHIBIT 1	Form of Security	A-1-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

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INDENTURE, dated as of September 24, 2025, among Light and Wonder International, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) party hereto and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the 6.250% Senior Unsecured Notes due 2033 (the “Securities”).

ARTICLE 1

Definitions

SECTION 1.01       Definitions.

“2028 Unsecured Notes” means the Issuer’s existing 7.000% senior unsecured notes due 2028, all of which the Company intends to redeem with a portion of the net proceeds from the Transactions.

“2029 Unsecured Notes” means the Issuer’s existing 7.250% senior unsecured notes due 2029.

“2031 Unsecured Notes” means the Issuer’s existing 7.500% senior unsecured notes due 2031.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Amounts” has the meaning set forth in Section 2.16.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.15 and 4.04, it being understood that any Securities issued in exchange for or replacement of any Security issued on the Issue Date shall not be an Additional Security.

“Affiliate” means, with respect to any Person, any Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; provided, however, that with respect to the Company the term Affiliate shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 4.12.

“Agent” means the Registrar or any Paying Agent.

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(a)            1.0% of the principal amount of such Security; and

(b)            the excess, if any, of:

(1)            the present value at such Redemption Date of (i) the Redemption Price of the Security at October 1, 2028 (such Redemption Price being set forth in the table appearing in Paragraph 5 of the Securities) plus (ii) all required interest payments due on the Security through October 1, 2028 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2)            the principal amount of the Security.

“Asset Acquisition” means

(a)            an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

(b)            the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company of:

(a)            any Capital Stock of any Restricted Subsidiary of the Company; or

(b)            any other property or assets, other than cash or Cash Equivalents or Capital Stock of any Unrestricted Subsidiary, of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business;

provided, however, that Asset Sales will not include:

(1)            a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration, exclusive of indemnities, of less than $100.0 million;

(2)            the sale of accounts receivable;

(3)            (a) the sale, lease, conveyance, disposition or other transfer of assets that are obsolete or worn out in the ordinary course of business, (b) the sale, lease, conveyance, disposition or other transfer of assets no longer used or useful or economically practicable to maintain in the conduct of the business of the Company and other Restricted Subsidiaries in the ordinary course, (c) the sale, lease, conveyance, disposition or other transfer of assets necessary in order to comply with applicable law or licensure requirements (as determined by the Issuer in good faith) and (d) the sale, lease, conveyance, disposition or other transfer of inventory determined by the Company to be no longer used, useful or necessary in the operation of the business of the Company and its Restricted Subsidiaries;

(4)            the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted under Section 5.01;

(5)            sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by Section 4.14;

(6)            sales, transfers or other dispositions of assets in a transaction constituting a Permitted Investment or a Restricted Payment permitted by Section 4.03;

(7)            the grant of licenses to third parties in respect of, the abandonment, cancellation or disposition of, or the cross-licensing, pooling, sublicensing or licensing of, or similar arrangements (including disposition of marketing rights) with respect to, intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries or otherwise consistent with past practice or not materially disadvantageous to the Securityholders;

(8)            dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(9)            [reserved];

(10)          the settlement or early termination of any hedge or any warrant option transactions;

(11)          to the extent allowable without recognition of gain or loss under Section 1031 of the Code, any exchange of like property (excluding any boot thereon);

(12)          any transfer of property or assets that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim; and

(13)          the disposition of cash and Cash Equivalents and investments and merchandise in connection with prize, jackpot, deposit, payment processing and player account management operations, in each case, in the ordinary course of business.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof, (b) with respect to a partnership the general partner of which is a corporation, the board of directors of the general partner of the partnership or any committee thereof and (c) with respect to any other Person, the board or committee of such Person (or such Person’s general partner, manager or equivalent) serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located (currently in New York, New York) are authorized or required by law to close.

“Capital Stock” means (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated, of corporate stock, including each class of common stock and Preferred Stock of such Person and (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such other Person.

“Cash Equivalents” means:

(1)            marketable direct obligations issued by, or unconditionally guaranteed by, Canada, the United Kingdom, the United States of America, Japan, Australia, the European Union or any country with a credit rating from S&P or Moody’s no lower than that of the United States of America or, in each case, issued by any agency thereof and backed by the full faith and credit of such nation, in each case maturing within 18 months from the date of acquisition thereof;

(2)            marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 18 months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)            commercial paper and marketable short-term money market and similar securities, in each case, maturing no more than 18 months from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s and Preferred Stock maturing no more than 18 months from the date of creation thereof and issued by Persons having, at the time of acquisition, a rating of at least A from S&P or at least A2 from Moody’s;

(4)            certificates of deposit or bankers’ acceptances (or, with respect to foreign banks, similar instruments) maturing within 18 months from the date of acquisition thereof issued by any bank organized under the laws of Canada, the United Kingdom or the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)            Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated at least AA- by S&P or at least Aa3 by Moody’s;

(6)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(7)            (x) such local currencies in those countries in which the Company and its Restricted Subsidiaries transact business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (6) or otherwise customarily utilized in countries in which the Company and its Restricted Subsidiaries operate for short-term cash management purposes; and

(8)            investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside of the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses (or reasonably equivalent ratings from comparable foreign rating agencies) and (ii) other short-term investments used by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments reasonably analogous to the foregoing investments described in clauses (1) through (8) above and in this paragraph.

“Change of Control” means the occurrence of one or more of the following events:

(1)            any sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company or the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than one or more Permitted Investors (whether or not otherwise in compliance with the provisions of this Indenture);

(2)            the approval by the holders of Capital Stock of the Company or the Issuer of any plan for the liquidation or dissolution of the Company or the Issuer, respectively (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)            any Person or Group (other than one or more Permitted Investors) shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect a majority of the directors of the Company; it being understood that if any such Person or Group includes one or more Permitted Investors, shares of Capital Stock of the Company directly or indirectly owned by the Permitted Investors that are part of such Person or Group shall not be treated as being owned by such Person or Group for purposes of determining whether this clause (3) is triggered;

provided, however, that Change of Control will not include the sale, lease, exchange or other transfer of all or substantially all of the assets of the Issuer to the Company or a Subsidiary Guarantor.

Notwithstanding the foregoing, (1) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not itself constitute a Change of Control; (2) any holding company whose only significant asset is Capital Stock of the Company, New Parent or any direct or indirect parent of the Company shall not itself be considered a “person” or “group” for purposes of this definition; (3) the transfer of assets between or among the Restricted Subsidiaries and the Company in accordance with the terms of this Indenture shall not itself constitute a Change of Control; (4) a “person” or “group” shall not be deemed to have beneficial ownership of securities (or “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act)) subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (5) any change in the relative beneficial ownership of the Permitted Investors that does not alter the overall beneficial ownership of the Permitted Investors shall not constitute a Change of Control; and (6) the term “Change of Control” shall not include a merger or consolidation of the Company with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; provided that, in the case of clauses (1), (2), (5) and (6), each such transaction shall not constitute a Change of Control if (a) the shareholders of the Company or such direct or indirect parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the New Parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than a Permitted Investor and the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company or the New Parent.

“Change of Control Offer” has the meaning set forth in Section 4.15(b).

“Change of Control Payment Date” has the meaning set forth in Section 4.15(b)(2).

“Change of Control Triggering Event” means a Change of Control and a Rating Event.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Colombia Matter” means the proceedings pending in Colombia between, among others, Light and Wonder International, Inc., Empresa Colombiana de Recursos para la Salud, S.A., a Colombian governmental agency and/or any successor Person, as further disclosed in the Company’s Form 10-K filed with the SEC for the fiscal year ended December 31, 2024 (or other proceedings to the extent arising out of or relating to the events or circumstances giving rise to such pending proceedings).

“Company” means Light & Wonder, Inc., a Nevada corporation, until a successor replaces it pursuant to this Indenture.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)            Consolidated Net Income;

(2)            to the extent Consolidated Net Income has been reduced thereby, all losses from dispositions of assets (including Asset Sales) or abandonments or reserves relating thereto, all unusual or non-recurring charges, expenses or losses (including non-recurring business optimization expenses and legal and settlement costs), all items classified as infrequent and/or unusual, non-recurring charges, expenses or losses and all taxes based on income (or similar taxes in lieu of income taxes), profits, capital or equivalents, including foreign withholding taxes, of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to infrequent and/or unusual, non-recurring gains or losses);

(3)            Consolidated Interest Expense;

(4)            Consolidated Non-Cash Charges;

(5)            the amount of any charge or expense deducted in such period in computing Consolidated Net Income in connection with any proposed, attempted, pending, abandoned or completed cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization, management changes, restructurings and integrations (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, integration costs or reserves, pension charges in excess of cash, contract termination costs, including future lease commitments, costs related to the startup, opening, closure, relocation or consolidation of facilities and costs to relocate employees), acquisition, Investment, Asset Sale, incurrence, repurchase, repayment or amendment of Indebtedness, issuance of Equity Interests or closing or consolidation of facilities, divisions or operations;

(6)            earn-out, contingent compensation, deferred purchase price and similar obligations incurred in connection with any acquisition or investment and paid (if not previously accrued) or accrued;

(7)            the amount of any realized net loss (and less the amount of any realized net gain) resulting from Hedging Obligations and the application of FASB ASC Topic 815; and

(8)            any loss resulting in such period from a sales-type accounting lease (whether such accounting lease is explicit or implicit as determined in accordance with FASB ASC Topic 842) where such Person or its Restricted Subsidiaries is the accounting lessor.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the Company’s Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) for which internal financial statements are available to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” will be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)            the incurrence or repayment of any Indebtedness or issuance or redemption of Preferred Stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or issuance or redemption of Preferred Stock (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment or issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date (or any other subsequent date which would otherwise require pro forma effect be given to such incurrence) pursuant to the provisions of the definition of “Permitted Indebtedness” (other than pursuant to clause (7) of such definition); and

(2)            any asset dispositions (including any Asset Sales), Asset Acquisitions, mergers, Investments, operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness, and also including any Consolidated EBITDA (including any reasonably identifiable and reasonably supportable pro forma expense and cost reductions and other operating improvements and synergies (as calculated in good faith by a responsible officer of the Company) related thereto; provided that such pro forma expense and cost reductions and other operating improvements and synergies have been realized or are reasonably anticipated to be realizable within 24 months of such asset disposition (including any Asset Sale), Asset Acquisition, merger, Investment, operational change, operating improvement, restructuring, cost savings initiative or similar initiatives) attributable to or resulting from such asset disposition (including any Asset Sale), Asset Acquisition, merger or Investment or any operational change, operating improvement, restructuring, cost savings initiative or similar initiatives implemented during the Four Quarter Period or reasonably anticipated to be implemented within 24 months of the Transaction Date and provided, further, that (a) the aggregate amount of such pro forma expense and cost reductions and other operating improvements and synergies given pro forma effect in any Four Quarter Period attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives shall not exceed 25% of the Company’s Consolidated EBITDA for such Four Quarter Period (prior to giving effect to such pro forma expense and cost reductions and other operating improvements and synergies)) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (or, in the case of operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives, reasonably anticipated to be implemented within 24 months of the Transaction Date (subject to the limitations set forth above), provided that this clause (a) shall not apply to any such pro forma expense and cost reductions and other operating improvements and synergies attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives that have been implemented or realized prior to the date of such calculation but are not already included in the definition of “Consolidated EBITDA” for the entirety of such Four Quarter Period, and (b) no pro forma expense and cost reductions or other operating improvements or synergies attributable to one or more operational changes, operating improvements, restructurings, cost savings initiatives or similar initiatives shall be added pursuant to this clause (2) to the extent already included in clause (5) of the definition of “Consolidated EBITDA” with respect to such Four Quarter Period), as if such asset disposition (including any Asset Sale), Asset Acquisition, merger, Investment, operational change, operating improvement, restructuring, cost savings initiative or similar initiative (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Notwithstanding the foregoing, no such pro forma adjustment to Consolidated EBITDA shall be required in respect of any such asset dispositions (including any Asset Sales), Asset Acquisitions or mergers to the extent the aggregate consideration in connection therewith was less than $20.0 million for the reference period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)            interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)            if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)            notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations in effect on the Transaction Date, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)            Consolidated Interest Expense; plus

(2)            the product of:

(x)            the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times; and

(y)            a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person expressed as a decimal.

“Consolidated Group” has the meaning set forth in clause (13) of Section 4.03.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)            the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations and capitalized interest (but excluding (a) the amortization or write-off of deferred financing costs, (b) the amortization of original issue discounts paid, (c) the expensing of bridge, commitment and other financing fees, (d) non-cash interest expense related to the application of purchase accounting, (e) any premiums, fees or other charges incurred in connection with the refinancing, incurrence, purchase or redemption of Indebtedness, and (f) non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments), for such period determined on a consolidated basis in accordance with GAAP; and

(2)            the interest component of Financing Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

less the aggregate of all cash and non-cash interest income (excluding interest related to revenue generating activities) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(a)            after tax gains or losses from dispositions of assets (including Asset Sales) outside the ordinary course of business or abandonments or reserves relating thereto, or the disposition, abandonment or discontinuance of any discontinued operations;

(b)            items classified as infrequent and/or unusual, non-recurring gains or losses, and the related tax effects according to GAAP;

(c)            [reserved];

(d)            solely for the purpose of determining the amount available for Restricted Payments under Section 4.03(d)(3)(w), the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, unless such restriction has been legally waived;

(e)            the net loss of any Person, other than a Restricted Subsidiary of the Company;

(f)            the net income of any Person, other than a Restricted Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person;

(g)            gains or losses from retirement or extinguishment of debt or the acquisition of any securities;

(h)            amounts attributable to dividends paid in respect of Qualified Capital Stock to the extent such dividends are paid in shares of Qualified Capital Stock;

(i)             any increase in amortization or depreciation, non-cash interest expense or other non-cash charges (including, without limitation, any non-cash fair value adjustment of inventory) resulting from the application of purchase accounting in relation to any acquisition, net of taxes;

(j)            any net after-tax impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(k)            any non-cash cost related to the termination of any employee pension benefit plan, together with any related provision for taxes on any such termination (or the tax effect of any such termination);

(l)             any deferred financing costs and original issue discounts amortized or written off, and premiums and prepayment penalties and other related fee, expense or reserve paid in connection with the Transactions or any acquisition, disposition, financing, refinancing or repayment, including the expensing of bridge, commitment and other financing costs;

(m)            any charges resulting from the application of ASC Topics 350, 360 or 480 or any successor thereto;

(n)            the amount of any net loss (and less the amount of any net gain) resulting from Hedging Obligations and the application of ASC Topic 815, and any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations and other derivative instruments;

(o)            any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

(p)            accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;

(q)            any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency measurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items; and

(r)            any recognized non-cash loss resulting from the inception of a sales-type lease in accordance with ASC Topic 842.

“Consolidated Net Leverage Ratio” means as of any date of determination, the ratio of Consolidated Net Total Leverage on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four consecutive fiscal quarters of the Company; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Net Secured Leverage” means at any date, (a) the aggregate principal amount of all Indebtedness described under clauses (1), (2), (3) and (5)(ii) of the definition of “Indebtedness,” and to the extent related to Indebtedness of the types described in the preceding clauses, clause (6) of the definition of “Indebtedness,” of the Company and its Restricted Subsidiaries outstanding on such date pursuant to clauses (2), (3), (7), (9), (10), (13) or (15) of the definition of “Permitted Indebtedness” or, to the extent related to any of the foregoing, clause (12), that are secured by a Lien, minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness other than Liens permitted under clause (2) of the definition of “Permitted Liens” or (b) classified as “restricted” (unless so classified solely because of any provision in an agreement governing Indebtedness of the Company or its Restricted Subsidiaries).

“Consolidated Net Secured Leverage Ratio” means as of any date of determination, the ratio of Consolidated Net Secured Leverage on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four consecutive fiscal quarters of the Company; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Net Total Leverage” means at any date, (a) aggregate principal amount of all Indebtedness described under clauses (1), (2), (3), (5)(ii) and (9) of the definition of “Indebtedness” of the Company and its Restricted Subsidiaries outstanding on such date, minus (b) the aggregate amount of cash and Cash Equivalents included in the cash accounts that would be listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to the extent such cash and Cash Equivalents are not (a) subject to a Lien securing any Indebtedness other than Liens permitted under clause (2) of the definition of “Permitted Liens” or (b) classified as “restricted” (unless so classified solely because of any provision in an agreement governing Indebtedness of the Company or its Restricted Subsidiaries).

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the designated corporate trust office of the Trustee where it conducts its corporate trust administrative functions, which office is currently located at 1 Columbus Circle, 4th Floor, MS:NYC01-0417 New York, NY 10019, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office of a successor Trustee, or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer.

“Covenant Defeasance” has the meaning set forth in Section 8.02(c).

“Credit Agreements” means, collectively, (i) the RCF/TLB Credit Agreement (the “RCF/TLB Credit Agreement”), dated as of April 14, 2022, among the Issuer, as borrower, the Company, as guarantor, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender, including all related notes, collateral documents and guarantees, and (ii) the TLA Credit Agreement (the “TLA Credit Agreement”), dated as of May 15, 2025, among the Issuer, as borrower, the Company, as guarantor, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, including all related notes, collateral documents and guarantees, in each case, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing (including by means of sales of debt securities), replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or investors.

“Credit Facilities” means, one or more debt facilities (including, without limitation, any Credit Agreements), indentures or commercial paper facilities, in each case, with banks or other lenders or investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Derivative Instrument” with respect to a person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such person or any Affiliate of such person that is acting in concert with such person in connection with such person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Company, the Issuer and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, in each case on or prior to the Final Maturity Date of the Securities; excluding any obligations under hedge or warrant agreements entered into in connection with a Permitted Convertible Notes Offering; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Holder” means any Holder or beneficial owner of the Securities (i) who or which is (or who or which is an Affiliate of a Person who or which is) requested or required pursuant to any Gaming Law or by any Gaming Authority to (A) appear before, or submit to the jurisdiction of, or provide information to, or apply for a license, qualification or finding of suitability from, any Gaming Authority, or (B) reduce its position in the Securities to below a level that would require licensure, qualification or a finding of suitability, and, in either case, such Holder or beneficial owner (or Affiliate thereof) either (1) refuses to do so or otherwise fails to comply with such request or requirement within 15 days (or such shorter period as may be required by the applicable Gaming Law or Gaming Authority) or (2) is denied such license or qualification or not found suitable or (ii) who or which is (or who or which is an Affiliate of a Person who or which is) determined or shall have been determined by any Gaming Authority not to be suitable or qualified.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is (i) not a Foreign Subsidiary, (ii) not a direct or indirect Subsidiary of a Foreign Subsidiary and (iii) not a Foreign Subsidiary Holding Company.

“DTC” means The Depository Trust Company.

“Early Tender Premium” has the meaning set forth in Section 4.15.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any private or public offering of Qualified Capital Stock of (a) the Company or (b) any direct or indirect parent of the Company, to the extent contributed to the Company as common equity capital or used to purchase Qualified Capital Stock from the Company.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, or any successor statute and, the rules and regulations promulgated by the SEC thereunder.

“fair market value” or “fair value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the Company acting reasonably and in good faith.

“FASB” means Financial Accounting Standards Board.

“Final Maturity Date” means October 1, 2033.

“Financing Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for a financing lease under FASB ASC Topic 842 under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date recorded on the balance sheet, determined in accordance with GAAP.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” means any Subsidiary of the Company which is organized under the laws of the United States of America or any State thereof or the District of Columbia, substantially all of the assets of which consist of the Capital Stock or Indebtedness of one or more Foreign Subsidiaries (or Restricted Subsidiaries thereof) and other assets relating to an ownership interest in such Capital Stock or Indebtedness.

“Funding Guarantor” has the meaning set forth in Section 10.16.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, as set forth in the Accounting Standards Codification of the FASB, except for any change occurring after the Issue Date in GAAP (an “Accounting Change”), in the event the Issuer delivers notice to the Trustee within 30 days of entry into effect of such Accounting Change that such Accounting Change will not apply for any determinations under this Indenture and GAAP as in effect on the Issue Date will apply solely in lieu of such Accounting Change.

“Gaming Authority” means any government, court, or federal, state, local, international, foreign or other governmental, administrative or regulatory or licensing body, agency, authority or official, which now or hereafter regulates or has authority over, including, without limitation, to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming business or activities (or proposed gaming business or activities) and/or related business or activities now or hereafter conducted by the Company or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming business or activities.

“Gaming Law” means any federal, state, local, international, foreign or other law, statute, constitutional provision, regulation, rule, order, ordinance, enforcement requirement or interpretation pursuant to which any Gaming Authority possesses or asserts legal, regulatory or licensing authority over gaming and/or related activities.

“Guarantee” has the meaning set forth in Section 10.01.

“Guarantor” means (i) the Company and each Wholly Owned Domestic Restricted Subsidiary that executes and delivers a supplemental indenture pursuant to Section 4.17 and (ii) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture pursuant to Section 10.17 in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as set forth above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Hedge Agreement” means any agreement pursuant to which any Hedging Obligation is or was created.

“Hedging Obligation” means, with respect to any specified Person, the obligations of such Person under any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Company or any Restricted Subsidiary.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Domestic Subsidiary (other than a Domestic Subsidiary that guarantees obligations under the Credit Agreements) whose assets, as of the most recent date for which an internal balance sheet is available, are less than 2.5% of the Company’s Total Assets and whose Total Revenues for the most recent fiscal year for which internal financial statements are then available do not exceed 2.5% of the Company’s Total Revenues; provided that all that do not guarantee the Securities by virtue of being Immaterial Subsidiaries, in the aggregate, shall have Total Assets as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 2.5% of the Company’s Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available not to exceed 2.5% of the Company’s Total Revenues.

“Incur” or “incur” means, with respect to any Indebtedness, to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise with respect to, or otherwise become responsible for payment of such Indebtedness.

“Indebtedness” means with respect to any Person, without duplication:

(1)            the principal amount of all obligations of such Person for borrowed money;

(2)            the principal amount of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            all Financing Lease Obligations of such Person;

(4)            all obligations of such Person to pay the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business);

(5)            all obligations of such Person for the reimbursement of any obligor on any (i) letter of credit or (ii) banker’s acceptance;

(6)            guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)            all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured;

(8)            all obligations under Hedge Agreements of such Person; and

(9)            all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (1) the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value will be determined reasonably and in good faith by the Company of such Disqualified Capital Stock, and (2) accrual of interest or Preferred Stock dividends, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (7) of the first paragraph of this definition will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock for purposes of Section 4.04. The amount of Indebtedness of any Person at any date will be the amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Interest Payment Date” means the stated due date of an installment of interest on the Securities.

“Interest Swap Obligations” means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person for value of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms. For the purposes of Section 4.03 and the definition of “Permitted Investments”:

(1)            “Investment” will include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; and

(2)            the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed.

“Investment Grade Status” shall occur when the Securities receive both of the following:

(1)            a rating of “BBB-” or higher from S&P; and

(2)            a rating of “Baa3” or higher from Moody’s;

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Issue Date” means September 24, 2025.

“Issuer” has the meaning set forth in the preamble hereto.

“Joint Venture” means any Person (other than a Subsidiary of the Company) engaged in a Related Business with respect to which at least 15% of such Person’s outstanding Capital Stock is owned directly or indirectly by the Company.

“Legal Defeasance” has the meaning set forth in Section 8.02(b).

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Limited Condition Transaction” means any acquisition or other Investment, including by way of purchase, merger, amalgamation or consolidation or similar transaction (including repayment of Indebtedness of the Person acquired, or that is secured by the assets acquired in such acquisition or investment) or unconditional repayment or redemption of, or offer to purchase, any Indebtedness, and, in each case, the incurrence of Indebtedness, Disqualified Capital Stock or Preferred Stock in connection therewith), by the Issuer, the Company or one or more of the Restricted Subsidiaries, with respect to which the Issuer, the Company or any such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third-party financing.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Minimum Denominations Requirement” has the meaning set forth in Section 2.02.

“Moody’s” means Moody’s Investor Service, Inc. and its successors or, if at any time Moody’s no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act or any successor thereto.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale, net of:

(a)            all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(b)            the amounts of:

(x)            any repayments of debt secured, directly or indirectly, by Liens on the assets that are the subject of such Asset Sale; and

(y)            any repayments of debt associated with such assets that is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be);

(c)            any portion of cash proceeds which the Issuer determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries will constitute Net Cash Proceeds on such date;

(d)            all amounts deemed appropriate by the Issuer to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale;

(e)            all foreign, federal, state and local taxes payable (including taxes reasonably estimated to be payable and taking into account any tax sharing agreements) in connection with or as a result of such Asset Sale; and

(f)            with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

Notwithstanding the foregoing, Net Cash Proceeds will not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (and only to the extent):

(1)            such proceeds cannot under applicable law be transferred to the United States; or

(2)            such transfer would result (in the good faith determination of the Company) in an aggregate tax liability that would be materially greater than if such Asset Sale occurred in the United States;

provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (1) or are in the case of clause (2) transferred to the United States, such proceeds will be deemed to be cash payments that are subject to the terms of this definition of “Net Cash Proceeds.”

“Net Proceeds Offer” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.16.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.16.

“Net Short” means, with respect to a holder or beneficial owner of the Securities, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company, the Issuer or any Guarantor immediately prior to such date of determination.

“Net Short Holder” means, any holder (or, in the case such holder is DTC or its nominee, any beneficial owner of the Securities) that is Net Short.

“Obligations” means, with respect to any Indebtedness, all principal, interest, premiums, penalties, fees, indemnities, expenses (including legal fees and expenses), reimbursement obligations and other liabilities payable to the holder of such Indebtedness under the documentation governing such Indebtedness.

“Offering Memorandum” means the final offering memorandum relating to the Securities, dated September 10, 2025.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or any Assistant Vice President or Assistant Secretary of such Person.

“Officer’s Certificate” of any Person means a certificate signed by any Officer of such Person.

“Opinion of Counsel” means, with respect to any Person, a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.

“Parent Company” means any direct or indirect parent of the Company.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or a Guarantor ranking pari passu with the Securities or a Guarantee of the Securities, as the case may be, that the obligor thereon is required to offer to repurchase or repay on a permanent basis in connection with an Asset Sale.

“Paying Agent” has the meaning set forth in Section 2.03.

“Payment Default” has the meaning set forth in Section 6.01(d).

“Permitted Convertible Notes Offering” means any offering by the Issuer or any of the Guarantors after the Issue Date of unsecured convertible notes or debentures; provided that such notes or debentures are permitted to be issued under Section 4.04.

“Permitted Indebtedness” means, without duplication,

(1)            the Securities issued on the Issue Date and the Guarantees thereof;

(2)            Indebtedness incurred pursuant to any Credit Facility (including without limitation the Credit Agreements) in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $5,600.0 million and (b) such amount as would not, as of the date of incurrence and after giving pro forma effect thereto, cause the Consolidated Net Secured Leverage Ratio to exceed 4.00 to 1.00, and in the case of Indebtedness incurred pursuant to this clause (2)(b), Refinancing Indebtedness in respect thereof; provided that, for purposes of determining the amount of Indebtedness that may be incurred under clause (2)(b), all Indebtedness incurred under this clause (2) shall be treated as secured by a Lien for purposes of the definition of “Consolidated Net Secured Leverage”;

(3)            Indebtedness (other than Indebtedness contemplated by clause (1) or (2) of this definition) of the Company and its Subsidiaries outstanding on the Issue Date;

(4)            Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Hedge Agreement;

(5)            Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Company or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(6)            intercompany Indebtedness owed by the Company to any Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case, subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided, however, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Securities; and provided, further that if, as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date will be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (6);

(7)            Indebtedness (a) of the Company or any Restricted Subsidiary incurred to finance an Asset Acquisition and (b) Acquired Indebtedness; provided, however, that after giving effect to such acquisition and the incurrence of such Indebtedness, either:

(i)            the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.04; or

(ii)           the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such acquisition;

(8)            (A) (x) guarantees by Restricted Subsidiaries (other than the Issuer) pursuant to Section 4.17 or (y) guarantees by Restricted Subsidiaries (other than the Issuer) of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Company or the Issuer of the Company’s Wholly Owned Restricted Subsidiaries’ Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture;

(9)           Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in an aggregate amount (including Refinancing Indebtedness in respect thereof) not to exceed the greater of $840.0 million and 60% of the Company’s Consolidated EBITDA in any fiscal year;

(10)           Indebtedness of the Company or any Restricted Subsidiary evidenced by Financing Lease Obligations which, when taken together with all other Indebtedness Incurred subsequent to the Issue Date pursuant to this clause (10) and outstanding on the date of such Incurrence, does not exceed the greater of $840.0 million and 60% of the Company’s Consolidated EBITDA;

(11)           (x) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, provided that upon the drawing of such letters of credit such obligations are reimbursed within 30 days following such drawing, and (y) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, VAT, duty, tariff, appeal and surety bonds, completion guarantees, and other obligations of a similar nature, in each case in the ordinary course of business;

(12)            any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness incurred in accordance with Section 4.04 (other than pursuant to clause (2), (6), (9), (10), (11), (13), (14), (15), (16), (17) or (19) of this definition), including any additional Indebtedness incurred to pay accrued interest, fees, underwriting discounts, premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or premiums (including consent payments and early tender payments) paid in connection with a tender offer for such Indebtedness and other costs and expenses incurred in connection therewith (collectively, “Refinancing Indebtedness”) prior to or at its respective maturity; provided, however, that (i) any such event does not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except (A) as provided above in this definition or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold and (ii) if the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was subordinated in right of payment to the Securities or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Securities or the Guarantees, as the case may be, at least to the same extent as the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold;

(13)            additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness Incurred subsequent to the Issue Date pursuant to this clause (13) and outstanding on the date of such Incurrence (which amount may, but need not, be incurred in whole or in part under the Credit Agreements), does not exceed the greater of $1,400.0 million and 100.0% of the Company’s Consolidated EBITDA; provided that, (i) Restricted Subsidiaries (other than the Issuer) that are not guarantors may not incur Indebtedness or issue Preferred Stock pursuant to this clause (13) if, after giving pro forma effect to such incurrence or issuance and application of proceeds thereof, the aggregate amount of outstanding Indebtedness and Preferred Stock of Restricted Subsidiaries (other than the Issuer) that are not guarantors incurred subsequent to the Issue Date pursuant to this clause (13), the first paragraph of Section 4.04 exceeds the greater of $1,400.0 million and 100.0% of the Company’s Consolidated EBITDA;

(14)            Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(15)            the guarantee of Indebtedness of Joint Ventures to the extent permitted by clause (6) of the definition of “Permitted Investments” in an aggregate principal amount which, when taken together with all other Indebtedness Incurred subsequent to the Issue Date and outstanding on the date of such Incurrence pursuant to this clause (15), does not exceed the sum of (a) (i) the greater of $420.0 million and 30% of the Company’s Consolidated EBITDA, minus (ii) the aggregate principal amount of Indebtedness outstanding on such date pursuant to clause (17)(b) of this definition and (b) the aggregate principal amount of additional Indebtedness permitted to be Incurred on such date pursuant to clause (17)(a) of this definition;

(16)            the issuance by any of the Company’s Restricted Subsidiaries of shares of Preferred Stock to the Company or to any Wholly Owned Restricted Subsidiary of the Company; provided, however, that:

(a)            any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; and

(b)            any sale or other transfer of any such Preferred Stock to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (16);

(17)            Indebtedness of Foreign Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness Incurred subsequent to the Issue Date and outstanding on the date of such Incurrence pursuant to this clause (17), does not exceed the sum of (a) (i) the greater of $420.0 million and 30% of the Company’s Consolidated EBITDA minus (ii) the aggregate principal amount of Indebtedness outstanding on such date pursuant to clause (15)(b) of this definition and (b) the aggregate principal amount of additional Indebtedness permitted to be Incurred on such date pursuant to clause (15)(a) of this definition;

(18)            Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting, ordinary course deferred purchase price or other similar arrangements and other contingent obligations in respect of acquisitions or Permitted Investments (both before or after any liability associated therewith becomes fixed), including any such obligations which may exist on the Issue Date as a result of acquisitions consummated prior to the Issue Date, arising from agreements providing for indemnification related to sales, leases or other dispositions of goods or adjustment of purchase price of similar obligations in any case incurred in connection with the acquisition or disposition of any business, assets or Subsidiary;

(19)            Indebtedness issued in lieu of cash payments of Restricted Payments permitted under this Indenture;

(20)            Indebtedness incurred by the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums and, to the extent constituting Indebtedness, pension and retirement liabilities;

(21)            Indebtedness (i) owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries and (ii) in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management services entered into in the ordinary course of business;

(22)            Indebtedness (i) representing deferred compensation or stock-based compensation to employees, officers or directors of the Company or any Restricted Subsidiary incurred in the ordinary course of business and (ii) consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with any Permitted Investment;

(23)            (i) Indebtedness of the Company or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Company or any of is Restricted Subsidiaries to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements); and

(24)            to the extent constituting Indebtedness, payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, including obligations with respect to funds that may be placed in trust accounts.

Additionally, in the case of clauses (2), (9), (10), (13), (14), (15), and (17) of this definition, the aggregate amount of Indebtedness permitted to be incurred under such clause shall be increased by the amount of accrued interest, fees, underwriting discounts, premiums (including consent payments and early tender payments) and other costs and expenses refinanced, paid or incurred in connection with any refinancing of Indebtedness incurred under such clause.

“Permitted Investments” means:

(1)            Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company;

(2)            Investments in cash or Cash Equivalents;

(3)            Investments existing on, or pursuant to legally binding written commitments in existence on, the Issue Date and, in each case, any extensions or renewals thereof, so long as the amount of any Investment made pursuant to this clause (3) is not increased (other than pursuant to such legally binding commitments);

(4)            Investments in securities or other debt obligations of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, reorganization or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and amendments thereof;

(5)            so long as no Default or Event of Default has occurred and is continuing, loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective officers, directors, consultants and employees in an aggregate amount (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) not to exceed $7.5 million at any one time outstanding;

(6)            so long as no Default or Event of Default has occurred and is continuing, additional Investments in a Person or Persons in an aggregate amount which, when taken together with all other Investments made subsequent to the Issue Date pursuant to this clause (6) and outstanding on the date of such Investment, does not exceed the sum of (a) the greater of $925.0 million and 66% of the Company’s Consolidated EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) any cash returns (including dividends, interest, distributions, returns of principal, profits on sale, repayment, income and similar amounts) actually received in respect of any such Investment;

(7)            Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16;

(8)            Investments of the Company or any of its Restricted Subsidiaries under any Hedge Agreement;

(9)            guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness, which guarantees are otherwise permitted to be incurred by the Company or such Restricted Subsidiary under this Indenture;

(10)            any Investments received in exchange for the issuance of Qualified Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Qualified Capital Stock;

(11)            advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business;

(12)            so long as no Event of Default has occurred and is continuing, additional Investments, provided such additional Investment would not, after giving pro forma effect thereto, cause the Consolidated Net Total Leverage Ratio to exceed 5.50 to 1.00;

(13)            any Investment by the Company or any Restricted Subsidiary in a Joint Venture in an aggregate amount which, when taken together with all other Investments made subsequent to the Issue Date pursuant to this clause (13) and outstanding on the date of such Investment, does not exceed the sum of (a) the greater of $700.0 million and 50.0% of the Company’s Consolidated EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (b) any cash returns (including dividends, interest, distributions, returns of principal, profits on sale, repayment, income and similar amounts) actually received in respect of any such Investment;

(14)            Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01, to the extent that such Investments (or binding commitments to make such Investments) were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(15)            Investments in respect of pre-paid incentives to customers (which pre-paid incentive payments may also be recorded as “upfront contract acquisition costs”);

(16)            any Investments in receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(17)            (i) loans and advances made to distributors, customers, vendors and suppliers in the ordinary course of business or in accordance with market practices, (ii) purchases and acquisition of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments and (iii) Investments among the Company and its Restricted Subsidiaries in connection with the sale of inventory and parts in the ordinary course of business;

(18)            any Investment in any subsidiary in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19)            Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker’s compensation deposits provided to third parties in the ordinary course of business;

(20)            Investments in respect of prize, jackpot, deposit, payment processing and player account management operations, including as may be placed in trust accounts; and

(21)            Investments consisting of (i) the licensing, sublicensing, cross-licensing, pooling or contribution of, or similar arrangements with respect to, intellectual property and (ii) the transfer or licensing of non-U.S. intellectual property to a Foreign Subsidiary.

“Permitted Investors” means the members of management of any parent company of the Company, the Company or any of its Subsidiaries that have ownership interests in any parent company of the Company or the Company as of the Issue Date, and the directors of the Company or any of its Subsidiaries or any parent company of the Company as of the Issue Date.

“Permitted Liens” means:

(1)            Liens securing Indebtedness consisting of Financing Lease Obligations;

(2)            Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness or other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”; provided that, for absence of doubt, during any period that certain covenants have been suspended pursuant to Section 4.18, the aggregate principal amount of Indebtedness and other Obligations that is permitted to be secured pursuant to this clause (2) will continue to be limited to the amount set forth in clause (2) of the definition of “Permitted Indebtedness”;

(3)            Liens on property existing at the time of acquisition thereof by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

(4)            Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries, the fair market value of which at the time the Lien was imposed does not exceed the greater of (i) $700.0 million and (ii) 50% of the Company’s Consolidated EBITDA at the time of such incurrence, at any time outstanding;

(5)            (i) Liens securing Indebtedness incurred pursuant to clauses (9), (11), (15) (provided that such Lien will not extend to any assets other than the assets of such Joint Venture (or the equity interests of the Joint Venture held by the Company) for which such guarantee of Indebtedness is provided), (17), (provided that such Liens extend only to the assets or Equity Interests of Foreign Subsidiaries), (20) (provided that such Liens do not encumber any property other than cash paid to any such insurance company in respect of such insurance) and (22) of the definition of “Permitted Indebtedness” and (ii) Liens securing Indebtedness incurred pursuant to the first paragraph of Section 4.04; provided that in the case of (ii), such Liens are secured on a junior priority basis to the Securities;

(6)            Liens created to replace Liens described in clause (3) above or clause (7) below to the extent that such Liens do not extend beyond the originally encumbered property (other than improvements thereto or thereon, attachments and other modifications reasonably required to maintain such property) and are not otherwise materially less favorable to the Company and its Restricted Subsidiaries than the Liens being replaced, as determined by the Company in good faith;

(7)            Liens on the Capital Stock of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary;

(8)            Liens in favor of the Trustee for amounts payable to the Trustee under this Indenture;

(9)            Liens existing on the Issue Date and any Refinancing Indebtedness in respect thereof (in each case, other than Liens to secure Indebtedness or other Obligations under Credit Facilities pursuant to clause (2) of the definition of “Permitted Liens”);

(10)          (i) Liens in favor of a trustee with respect to assets in any pension, retirement, deferred compensation, 401(k) or other benefit plan of the Company or any Restricted Subsidiary; (ii) pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation and (iii) Liens incurred in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries in respect of such obligations;

(11)            Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;

(12)            landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(13)            deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory or regulatory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(14)            encumbrances shown as exceptions in the title insurance policies insuring mortgages, easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(15)            Liens arising from judgments in circumstances not constituting an Event of Default under Section 6.01(e);

(16)            Liens securing Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries in favor of the Company or any of its Restricted Subsidiaries;

(17)            receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;

(18)            Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(19)            Liens arising out of consignment or similar arrangements for the sale by the Company and its Restricted Subsidiaries of goods through third parties in the ordinary course of business or otherwise consistent with past practice;

(20)            Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with an Investment permitted under the definition of “Permitted Investments;”

(21)            Liens deemed to exist in connection with Investments permitted by clause (2) of the definition of “Permitted Investments” that constitute repurchase obligations;

(22)            Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)            Liens on cash deposits securing any Hedge Agreements permitted hereunder in an aggregate amount not to exceed $40.0 million at any time outstanding;

(24)            any interest or title of a lessor under any leases or subleases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and any financing statement filed in connection with any such lease;

(25)            Liens on cash and Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereunder;

(26)            Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (ii) other Liens securing cash management obligations in the ordinary course of business and (iii) Liens encumbering reasonable and customary initial deposits and margin deposits in respect of, and similar Liens attaching to, commodity trading accounts and other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)            Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ liens, rights of set-off or similar rights;

(28)            Liens on Capital Stock in joint ventures securing obligations of such joint venture;

(29)            licenses, sublicenses, cross-licensing or pooling of, or similar arrangements with respect to, intellectual property granted by the Company or any of its Restricted Subsidiaries which do not interfere in any material respect with the ordinary conduct of the business of the Company or such Restricted Subsidiary;

(30)            Liens arising from precautionary UCC financing statement filings (or other similar filings in non-U.S. jurisdictions) regarding leases, subleases, licenses or consignments, in each case, entered into by the Company or any of its Restricted Subsidiaries;

(31)            Liens on cash, Cash Equivalents or other investments in connection with the deposit of amounts necessary to satisfy payment and custodial obligations in respect of prize, jackpot, deposit, payment processing and player account management operations, including as may be placed in trust accounts;

(32)            zoning or similar laws or rights reserved to or vested in any governmental authority to control or regulate the use of any real property; and

(33)            Liens to secure all premiums (if any), interest (including post- petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations subject to a Lien pursuant to the foregoing clauses of this definition.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Pro Rata Amount” has the meaning set forth in Section 4.16.

“Productive Assets” means assets of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or any Related Business (including Capital Stock in any such businesses or Related Business and licenses or similar rights to operate); provided, further, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses will be deemed to be Productive Assets.

“Qualified Capital Stock” means any stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Rating Event” means the occurrence of a decrease in the rating of the Securities by one or more gradation by both of the Rating Agencies (including gradation within the rating categories, as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any such Rating Agency).

“Record Date” means the applicable Record Date (whether or not a Business Day) specified in the Securities.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

“Registrar” has the meaning set forth in Section 2.03.

“Related Business” means the businesses of the Company and its Restricted Subsidiaries, in each case, as conducted on the Issue Date and similar, complementary or related businesses or reasonable extensions, developments or expansions thereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department at the Corporate Trust Office of the Trustee including any director, associate, any vice president, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 4.03.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person that at the time of determination is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning set forth in Section 4.18(b).

“S&P” means Standard & Poor’s, a division of the McGraw-Hill Companies, and its successors or, if at any time S&P no longer provides a rating for such obligations, another Nationally Recognized Statistical Rating Organization.

“Screened Affiliate” means, any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Securities, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities” has the meaning set forth in the preamble hereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Senior Indebtedness” means any Indebtedness of the Company or any Guarantor other than the Subordinated Indebtedness.

“Short Derivative Instrument” means, a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act as in effect at the relevant time of determination.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company or any parent company of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Securities or the Guarantees, respectively.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Company” has the meaning set forth in Section 2.16.

“Surviving Entity” has the meaning set forth in Section 5.01.

“Suspended Covenant” has the meaning set forth in Section 4.18(a).

“Suspension Period” has the meaning set forth in Section 4.18(b).

“Tax Jurisdiction” has the meaning set forth in Section 2.16.

“Taxes” has the meaning set forth in Section 2.16.

“Total Assets” means for any Person, as of any determination date, the total consolidated assets of such Person and its Restricted Subsidiaries, as calculated in accordance with GAAP, (i) plus any reductions to such total assets resulting from any implicit sales-type accounting leases as determined in accordance with FASB ASC Topic 842 where the Company or any of its Restricted Subsidiaries is the accounting lessor, and (ii) minus any increases to such total assets resulting from any implicit sales-type accounting leases as determined in accordance with FASB ASC Topic 842 where the Company or any of its Restricted Subsidiaries is the accounting lessee, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of Consolidated Fixed Charge Coverage Ratio) to transactions that would change the amount of Total Assets.

“Total Revenues” means for any Person, as of any determination date, the total consolidated revenues of such Person and its Restricted Subsidiaries, as calculated in accordance with GAAP, as of the most recent date for which internal financial statements are then available, and giving pro forma effect (determined in the same manner as provided for in the definition of “Consolidated Fixed Charge Coverage Ratio”) to transactions that would change the amount of Total Revenues.

“Transactions” means the offer and sale of the Securities and the intended application of net proceeds therefrom to (i) repay all outstanding borrowings under the revolving credit facility under the RCF/TLB Credit Agreement, (ii) redeem all of the outstanding 2028 Unsecured Notes, including related fees and expenses, and (iii) use any remaining net proceeds for general corporate purposes, which may include repurchases of the Company’s equity, as described under the “Use of proceeds” and “Capitalization” headings in the Offering Memorandum.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the earlier of (a) such Redemption Date or (b) the date on which such Securities are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2028; provided, however, that if the period from the Redemption Date to October 1, 2028, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

“Unrestricted Subsidiary” of any Person means:

(1)            any Subsidiary of such Person that at the time of determination is or continues to be designated an Unrestricted Subsidiary by such Person in the manner provided below; and

(2)            any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary (other than the Issuer) (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company, the Issuer or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that:

(x)            such designation complies with Section 4.03; and

(y)            each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries except to the extent permitted by Section 4.03 and Section 4.04.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

LNW Social Holding Company I, LLC and its subsidiaries will be designated as “Unrestricted Subsidiaries” as of the Issue Date.

“U.S. Government Obligations” means direct obligations of and obligations guaranteed by the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)            the then outstanding aggregate principal amount of such Indebtedness into;

(b)            the sum of the total of the products obtained by multiplying:

(1)            the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(2)            the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

For purposes of this definition, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company or any parent company of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a final maturity date of such convertible debt securities.

“Wholly Owned Domestic Restricted Subsidiary” of any Person means any Wholly Owned Restricted Subsidiary of such person that is also a Domestic Subsidiary.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors’ qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

SECTION 1.02       Financial Calculations for Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof), the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio,” after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Issuer elects to make such determination as of the date of such definitive agreement(s), then (x) the Issuer shall be deemed to be in compliance with such ratios or baskets solely for purposes of determining whether the Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof) are permitted under this Indenture, and (y) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or incurrence or issuance of Indebtedness, Disqualified Capital Stock or Preferred Stock or such other transaction to which pro forma effect is being given does not occur.

SECTION 1.03       Rules of Construction. Unless the context otherwise requires:

(1)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2)            “or” is not exclusive;

(3)            “including” means including without limitation;

(4)            words in the singular include the plural, and words in the plural include the singular;

(5)            provisions apply to successive events and transactions;

(6)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)            unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(8)            Secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(9)            all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01       Form and Dating. Provisions relating to the Securities are set forth in Appendix A hereto which is hereby incorporated in, and expressly made part of, this Indenture. The Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 1 to Appendix A hereto, which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall show the date of its issuance. The terms of the Securities set forth in Appendix A and the exhibits thereto are part of the terms of this Indenture.

SECTION 2.02       Execution and Authentication. An Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $1,000,000,000 and, at any time and from time to time thereafter, the Trustee shall authenticate Additional Securities for original issue in an aggregate principal amount specified in a written order of the Issuer in the form of an Officer’s Certificate. The Officer’s Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.15, after the Issue Date, shall certify that such issuance is in compliance with Section 4.04. Upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Issuer. The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Securities shall be issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 (the “Minimum Denominations Requirement”).

SECTION 2.03       Registrar and Paying Agent. The Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Securities may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer, upon written notice to the Trustee, may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee in writing of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such. The Issuer, the Company or any Subsidiary of the Company incorporated or organized within The United States of America may act as Agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 45 days’ notice to the Issuer.

SECTION 2.04       Paying Agent to Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Issuer or any other obligor on the Securities), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Securities) in making any such payment. If the Issuer, the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money and hold it in a separate trust. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05       Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee by each Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list (subject to Section 7.01 hereof) may be conclusively relied upon by the Trustee.

SECTION 2.06       Transfer and Exchange SECTION 2.07       . The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Appendix A hereto) and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee’s and Issuer’s requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Guarantors, the Trustee and any Agent from any loss, fee, or transfer tax, assessment or similar governmental charge which any of them may suffer if a Security is replaced. The Issuer may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. The Issuer may be charged for any reasonable out-of-pocket expenses of the Trustee in replacing a Security. Every replacement Security shall constitute an additional obligation of the Issuer and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

SECTION 2.08       Outstanding Securities. Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Final Maturity Date the Paying Agent holds (or, if the Issuer, the Company or a Subsidiary of the Company acts as Paying Agent, segregates and holds in trust) in accordance with the terms of this Indenture U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09       Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee has received written notice are so owned shall be disregarded.

The Trustee may require an Officer’s Certificate of the Issuer listing Securities owned by the Issuer or its Affiliates.

SECTION 2.10       Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Issuer in the form of an Officer’s Certificate. The Officer’s Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuer pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11       Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation, in accordance with its customary practices. Subject to Section 2.07, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12       Defaulted Interest. The Issuer will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Issuer shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. At least 10 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee (or cause the Trustee to mail) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular Record Date for the Interest Payment Date for which interest has not been paid.

Notwithstanding the foregoing, the Issuer may make payment of defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed.

SECTION 2.13       CUSIP Number. The Issuer in issuing the Securities may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities, and any redemption shall not be affected by any defect in or omission of such numbers, and provided further the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Security, notice or elsewhere. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.14       Deposit of Moneys. Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

SECTION 2.15       Issuance of Additional Securities. After the Issue Date, the Issuer shall be entitled, subject to its compliance with Section 4.04, to issue Additional Securities under this Indenture in an unlimited aggregate principal amount, which Securities shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Issuer shall set forth in a Board Resolution of the Board of Directors of the Issuer and an Officer’s Certificate of the Issuer, a copy of each which shall be delivered to the Trustee, the following information:

(1)            the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.04 that the Issuer is relying on to issue such Additional Securities; and

(2)            the issue price, the issue date and the CUSIP number of such Additional Securities.

SECTION 2.16       Additional Amounts

(a)            All payments made by or on behalf of the Issuer or any of the guarantors under or with respect to the Securities or any guarantee will be made without withholding or deduction for, or on account of, any present or future tax, duty, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) unless the withholding or deduction of such Taxes is then required by law. If, after the occurrence of a merger of the Company with and into a Person not organized under the laws of the United States or any State thereof or the District of Columbia (such entity, the “Surviving Company”) pursuant to Section 5.01(1) (a “Non-U.S. Merger”), any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Surviving Company is then incorporated, organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision or governmental authority thereof or therein having the power to tax or (2) any jurisdiction from or through which payment is made by or on behalf of the Surviving Company or any political subdivision or governmental authority thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) will be required to be made from any payments made by the Surviving Company under or with respect to the Securities or any guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Surviving Company will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder of Securities after such withholding or deduction (including any withholding or deduction of such Taxes in respect of such Additional Amounts) will equal the amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)            any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the Securities (or a fiduciary, settlor, beneficiary, partner, member or shareholder of, or a possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being a citizen or resident or national of, being incorporated in or engaged in a business in the relevant Tax Jurisdiction or having any other present or former connection with the relevant Tax Jurisdiction other than the acquisition or holding of any note, the exercise or enforcement of rights under any note or this Indenture or any guarantee or the receipt of any payment in respect of any note or guarantee;

(ii)           any Taxes, to the extent such Taxes were imposed or withheld as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that such holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30 day period);

(iii)          any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(iv)          any Taxes required to be withheld or deducted as a result of the presentation of any note for payment (where presentation is required) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent designated by the Surviving Company under the Indenture;

(v)           any Taxes required to be paid other than by deduction or withholding from payments under, or with respect to, the Securities or any guarantee;

(vi)           any Taxes that were imposed with respect to any payment on a note to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that no Additional Amounts would have been payable had the beneficial owner of the applicable note been the holder of such note;

(vii)          any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of the Securities, following the Surviving Company’s reasonable written request addressed to the holder at least 60 days before any such withholding or deduction would be payable, to accurately comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction, but in each case, only to the extent the holder or beneficial owner is legally eligible to comply with such requirements;

(viii)         any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury Regulations issued thereunder or any official interpretations thereof or any agreement entered into pursuant to Section 1471(b) of the Code as of the Issue Date (or any amended or successor version described above) and any intergovernmental agreement, treaty, convention or similar agreement among governmental authorities (and related legislation, official regulations or other administrative guidance) implementing any of the foregoing;

(ix)           any Tax imposed by the United States, any state thereof or the District of Columbia; or

(x)            any combination of clauses (i) through (ix) above.

(b)            In addition to the foregoing, the Surviving Company will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, transfer, court or documentary Taxes, or any other excise or property Taxes, which are levied by any Tax Jurisdiction after a Non-U.S. Merger on the execution, delivery, issuance, registration or enforcement of any of the Securities, the Indenture, any guarantee or any other document or instrument referred to therein, or the receipt of any payments with respect thereto (limited, solely in the case of Taxes attributable to the receipt of any payments with respect thereto, to any such Taxes imposed in a relevant Tax Jurisdiction that are not excluded under clauses (i) through (iv) and (vi) through (ix) or any combination thereof).

(c)            If the Surviving Company becomes aware that it will be obligated to pay Additional Amounts with respect to any payment made by it under or with respect to the Securities or any guarantee, it will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Surviving Company shall notify the trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. Under no circumstances shall the Trustee and Paying Agent incur any liability in connection with or have any obligation to determine that Additional Amounts are payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date. The trustee shall be entitled to rely on an Officer’s Certificate as conclusive proof that such payments are necessary. If requested by the paying agent or holder, the Surviving Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(d)            The Surviving Company will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Surviving Company will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon request, the Surviving Company will furnish to the Trustee (or to a holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Surviving Company, or if, notwithstanding the Surviving Company’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by the Surviving Company.

(e)            Whenever in this Indenture or the Securities, there is mentioned, in any context, the payment of amounts based upon the principal amount of the Securities or of principal, interest or of any other amount payable under, or with respect to, any of the Securities or any guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)            The above obligations will survive any termination, defeasance or discharge of the Indenture and any transfer by a holder or beneficial owner of its Securities, and will apply, mutatis mutandis, to any successor entity of the Surviving Company and any jurisdiction (other than the United States or any State thereof or the District of Columbia) in which any successor Person to the Surviving Company is incorporated, organized, engaged in business for tax purposes or resident for tax purposes, any jurisdiction from or through which payment is made by or on behalf of such Person, and, in each case, any political subdivision or governmental authority thereof or therein having the power to tax.

ARTICLE 3

Redemption

SECTION 3.01       Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the redemption provisions of Paragraph 5, Paragraph 6, Paragraph 7, Paragraph 8 or Paragraph 9 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 10 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officer’s Certificate of the Issuer stating that such redemption will comply with the conditions contained herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. Any redemption will be in accordance with the policies and procedures of DTC.

SECTION 3.02       Redemption Price. The calculation or determination of the Redemption Price and Applicable Premium shall be made by the Issuer or on its behalf by such Person as it shall designate. For the avoidance of doubt, the calculation or determination of the redemption price and Applicable Premium shall not be the obligation or responsibility of the Trustee or Paying Agent.

SECTION 3.03       Selection of Securities to be Redeemed. In the event that less than all of the Securities are to be redeemed at any time (other than in the case of a regulatory redemption) pursuant to the redemption provisions of Paragraph 5, Paragraph 6, Paragraph 7 or Paragraph 8 of the Securities, the Trustee will select the Securities or portions thereof to be redeemed among the Holders of the Securities on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate unless otherwise required by law or applicable depositary requirements;

The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. No Securities having principal of less than the Minimum Denominations Requirement may be redeemed in part. The Trustee may select for redemption portions (not less than the Minimum Denominations Requirement) of the principal amount of Securities that have denominations larger than $2,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

None of the Trustee, the Registrar, or any Paying Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities.

SECTION 3.04       Notice of Redemption. In the case of an optional redemption pursuant to the provisions of (i) Paragraph 5, Paragraph 6, Paragraph 7, or Paragraph 8 of the Securities, at least 10 days, and (ii) solely in the case of Paragraph 9 of the Securities, at least 30 days, but in either case not more than 60 days before a Redemption Date (subject to Section 3.08), the Issuer shall deliver electronically in pdf format or send, by first class mail, postage prepaid, and for securities registered to DTC, in accordance with DTC’s applicable procedures, to each Holder whose Securities are to be redeemed at its registered address except that redemption notices may be delivered electronically in pdf format or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture pursuant to Article 8 hereof. At the Issuer’s request and with at least five Business Days’ notice to the Trustee, the Trustee shall give the notice at least 10 days but not more than 60 days before the Redemption Date, and the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

(1)            the Redemption Date;

(2)            the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)            the name and address of the Paying Agent;

(4)            that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5)            that, unless the Issuer defaults in making the redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(6)            if any Security is to be redeemed in part only, the notice of redemption that relates to such Security will state the portion of the principal amount of such Security to be redeemed and, in the case of definitive Securities that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security;

(7)            if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

(8)            the paragraph of the Securities pursuant to which the Securities are to be redeemed.

SECTION 3.05       Effect of Notice of Redemption. Once notice of redemption is mailed or given electronically in accordance with Section 3.04, and subject to Section 3.08, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, and subject to Section 3.08, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.06       Deposit of Redemption Price. On or before 11:00 a.m. New York Time on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer, the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation). The Paying Agent or Trustee shall promptly return to the Issuer any U.S. Legal Tender so deposited which is not required for that purpose.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment when due of such Redemption Price plus accrued interest, if any, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.07       Securities Redeemed in Part. Upon surrender and cancellation of a Security that is to be redeemed in part only, the Trustee shall authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

SECTION 3.08       Issuer Discretion. In connection with any redemption of Securities (including in any redemption described under Paragraph 5, Paragraph 6, Paragraph 7, Paragraph 8 or Paragraph 9 of the Securities), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control, and notice of any such redemption may be given prior to the completion of any conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (which, for the avoidance of doubt, may be later than 60 days from the date such notice was delivered or mailed), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed.

SECTION 3.09       Gaming Redemption. In connection with any redemption pursuant to the provisions of Paragraph 8 of the Securities, and except as may be required by a Gaming Authority, the Issuer shall comply with Sections 3.01 through 3.08 hereof.

ARTICLE 4

Covenants

SECTION 4.01       Payment of Securities. The Issuer will pay the principal of and interest on the Securities in the manner provided in the Securities and in this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer, the Company or a Subsidiary of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. Interest, including defaulted interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02       Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. The Issuer hereby initially designates the corporate trust office or agency of the Trustee in the Borough of Manhattan, The City of New York (the address for which may be obtained from the Issuer or the Trustee at the Corporate Trust Office) where presentations and surrenders may be made and notices or demands may be served on the Issuer.

SECTION 4.03       Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)            declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(b)            purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock;

(c)            make any principal payment on or with respect to, or purchase, repurchase, defease, redeem or otherwise acquire or retire for value of, any Subordinated Indebtedness of the Issuer or any Guarantor except (i) (A) the payment of interest in respect of Subordinated Indebtedness or (B) the payment of principal at the Stated Maturity thereof, (ii) the purchase, repurchase, defeasance, redemption or other acquisition or retirement of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at Stated Maturity, in each case due within one year of the date of purchase, repurchase, defeasance, redemption or other acquisition or retirement and (iii) any Indebtedness incurred pursuant to clause (6) of the definition of “Permitted Indebtedness,” or

(d)            make any Restricted Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment, or immediately after giving effect thereto,

(1)            a Default or an Event of Default shall have occurred and be continuing;

(2)            the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.04; or

(3)            the aggregate amount of Restricted Payments made subsequent to the Issue Date (without duplication and excluding Restricted Payments permitted by clauses (2)(a), (3), (4), (5), (6) and (8) through (15) of the following paragraph) shall exceed the sum of:

(w)            50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of the Company earned subsequent to July 1, 2023 and on or prior to the last day of the Company’s most recent fiscal quarter for which internal financial statements are available, treating such period as a single accounting period; plus

(x)            the sum of (i) 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock, or in respect of warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness and (ii) 100% of any cash, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, capital contribution received by the Company from its shareholders subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs; plus

(y)            the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair market value, as determined in good faith by the Company, of marketable securities or other property, distributed by the Company upon such conversion or exchange); plus

(z)            100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company and its Restricted Subsidiaries subsequent to the Issue Date in respect of such Restricted Investments as a result of (without duplication with respect to any item below as among such items or any item listed in clause (3) of the next paragraph):

(i)            any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Company or a Restricted Subsidiary;

(ii)           dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee; or

(iii)          a Person becoming a Restricted Subsidiary, to the extent of the Company’s portion (proportionate to the Company’s equity interest in such Person) of the fair market value of the net assets of such Person;

provided, that any amount pursuant to this clause (z) shall only be included in the calculation required by clause (3) above to the extent that it is not duplicative of amounts that are otherwise included under this clause (3).Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:

(1)            the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof;

(2)            the making of any Restricted Payment, either:

(a)            in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; or

(b)            through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, so long as such net proceeds are applied pursuant to this clause (b) within 180 days of such sale;

(3)            so long as no Default or Event of Default will have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amounts expended subsequent to the Issue Date pursuant to this clause (3) do not exceed the greater of $925.0 million and 66% of the Company’s Consolidated EBITDA plus, to the extent that any Restricted Payment made pursuant to this clause (3) is in the form of a Restricted Investment, 100% of the aggregate net cash proceeds, and the fair market value, as determined in good faith by the Company, of marketable securities or other property, received by the Company and its Restricted Subsidiaries after the Issue Date in respect of such Restricted Investment as a result of (without duplication with respect to any item below as among such amounts included in the calculation pursuant to clause (3) of the previous paragraph):

(a)            any sale, liquidation, disposition or repayment of any such Restricted Investments, to the extent of the net proceeds received by the Company or a Restricted Subsidiary;

(b)            dividends, distributions of or with respect to capital, returns of capital or other distributions or repayments of loans or advances to the Company or any Restricted Subsidiary or, to the extent that a guarantee issued by the Company or a Restricted Subsidiary constitutes a Restricted Investment, the release of such guarantee; or

(c)            a Person becoming a Restricted Subsidiary, to the extent of the Company’s portion (proportionate to the Company’s equity interest in such Person) of the fair market value of the net assets of such Person;

(4)            (a) the Company and its Restricted Subsidiaries from making Restricted Payments for repurchase of any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any such Capital Stock deemed to occur upon the exercise or vesting of stock options to acquire Qualified Capital Stock, restricted stock units in respect of Qualified Capital Stock or other similar arrangements to acquire Qualified Capital Stock if such repurchased Capital Stock or warrants, rights or options to acquire shares of any such Capital Stock represent a portion of the exercise price thereof and/or applicable withholding taxes, if any, (b) the Company and its Restricted Subsidiaries from making Restricted Payments to allow any Parent Company to make, non-cash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards, if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards, (c) the Company and its Restricted Subsidiaries from making Restricted Payments to make, or to allow any Parent Company to make (i) tax payments on behalf of present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of the Company, the Issuer, any Parent Company or any Subsidiary in connection with non-cash repurchases of Capital Stock pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement of the Company, the Issuer, any Parent Company or any Subsidiary and (ii) make whole or dividend equivalent payments to holders of vested stock options or other Capital Stock or to holders of stock options or other Capital Stock at or around the time of vesting or exercise of such options or other Capital Stock to reflect dividends previously paid in respect of Capital Stock of the Issuer, the Company or any Parent Company;

(5)            so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, any Parent Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant, agent or employee of the Company or any of its Restricted Subsidiaries or any Parent Company pursuant to any equity subscription agreement, employment agreement, stock option or equity award agreement, shareholders’ agreement or similar agreement or otherwise upon death, disability or termination of employment or directorship of such Person; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $75.0 million in any fiscal year; provided, further, that the Company and any of its Restricted Subsidiaries may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $100.0 million of unutilized capacity under this clause (5) attributable to preceding fiscal years; provided, further, that such amount in any fiscal year may be increased by an amount not to exceed the sum of:

(a)            the cash proceeds from the sale of Qualified Capital Stock of the Company and, to the extent contributed to the Company as common equity capital, the cash proceeds from the sale of Qualified Capital Stock of any of the Company’s shareholders, in each case to members of management or directors of the Company or any of its Subsidiaries that occurs after the Issue Date to the extent the cash proceeds from the sale of Qualified Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to clause (3)(x) of the preceding paragraph or clause (2) of this paragraph; plus

(b)            the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; and

provided, further, that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries by any member of management of any Parent Company, the Company or any of its any Subsidiaries in connection with a repurchase of the Capital Stock of the Issuer, the Company or any Parent Company will not be deemed to constitute a Restricted Payment;

(6)            so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of any Preferred Stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Consolidated Fixed Charge Coverage Ratio test described in Section 4.04 to the extent that such dividends are included in the definition of “Consolidated Fixed Charges”;

(7)            Restricted Payments under hedge and warrant option transactions entered into in connection with a Permitted Convertible Notes Offering or any early termination thereof;

(8)            the making of cash payments in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a Permitted Convertible Notes Offering in an aggregate amount since the Issue Date not to exceed the sum of (a) the principal amount of such convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related hedge or warrant option transactions;

(9)            the Company from making Restricted Payments to make, or to allow any Parent Company to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;

(10)            the distribution, as a dividend or otherwise, of Capital Stock of, or Indebtedness owed to the Company or any Restricted Subsidiary by, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary the primary assets of which are cash and/or Cash Equivalents);

(11)            subject to the third paragraph of this Section 4.03, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.04 so long as:

(a)            such Indebtedness is subordinated to the Securities in right of payment at least to the same extent as the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired; and

(b)            such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired;

(12)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to Section 4.15 or Section 4.16; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made any required Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Securities and have completed the repurchase or redemption of all Securities validly tendered for payment in connection with any such Change of Control Offer or Net Proceeds Offer;

(13)            Restricted Payments made to any Parent Company to permit such Parent Company to pay (i) any income taxes which are due and payable by such Parent Company, the Company and its Restricted Subsidiaries as part of a consolidated group to the extent such taxes are directly attributable to the income of the Company and its Subsidiaries (the “Consolidated Group”); provided that the total amount of any payment pursuant to this clause for any taxable period shall not exceed the amount that the Consolidated Group would be required to pay in respect of such income taxes for such period, determined by taking into account any available net operating loss carryovers or other tax attributes of the Consolidated Group as if the Consolidated Group filed a separate consolidated, combined, unitary or affiliated income tax return, less the amount of any such taxes paid directly by the Consolidated Group, (ii) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (iii) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (iv) reasonable fees and expenses incurred in connection with any debt or equity offering or other financing transaction by any Parent Company, to the extent the net proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Company and its Restricted Subsidiaries, whether or not completed, and (v) reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Indenture or any other agreement governing indebtedness of the Company or its Subsidiaries;

(14)            so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company in an aggregate amount not to exceed $100.0 million in any fiscal year, commencing with the fiscal year beginning on July 1, 2023; provided that the Company may carry over in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $250.0 million of unutilized capacity under this clause (14) attributable to preceding fiscal years; and

(15)            so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment; provided that after giving pro forma effect thereto and the application of the net proceeds therefrom, such Restricted Payment permitted under this clause (15) does not cause the Consolidated Net Leverage Ratio to exceed 5.00 to 1.00.

SECTION 4.04       Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness other than Permitted Indebtedness and will not permit any of its Restricted Subsidiaries to issue any Preferred Stock other than Permitted Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness and any of the Restricted Subsidiaries may issue Preferred Stock if, on the date of the incurrence of such Indebtedness or issuance of such Preferred Stock, after giving effect to the incurrence or issuance thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to 1.0; provided, further, that Restricted Subsidiaries (other than the Issuer) that are not Guarantors may not incur Indebtedness or issue Preferred Stock pursuant to the foregoing proviso if, after giving pro forma effect to such incurrence or issuance and application of proceeds thereof, the aggregate amount of outstanding Indebtedness and Preferred Stock of Restricted Subsidiaries (other than the Issuer) that are not Guarantors incurred subsequent to the Issue Date pursuant to this paragraph and clause (13) of the definition of “Permitted Indebtedness” exceeds the greater of (x) $1,400.0 million and (y) 100.0% of the Company’s Consolidated EBITDA.

For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness or Preferred Stock meets the criteria of more than one of the categories of Permitted Indebtedness described in the definition of “Permitted Indebtedness,” or is entitled to be incurred or issued, as the case may be, pursuant to the first paragraph of this Section 4.04, the Company, in its sole discretion, will be permitted to divide or classify such item of Indebtedness or Preferred Stock on the date of its incurrence or issuance, as the case may be, in any manner that complies with this Section 4.04, or later divide, classify or reclassify (based on circumstances existing at the time of such division, classification or reclassification) all or a portion of such item of Indebtedness or Preferred Stock in any manner that complies with this Section 4.04 and such item of Indebtedness or Preferred Stock (or portion thereof, as applicable) will be treated as having been incurred or issued, as the case may be, pursuant to only such clause or clauses or the first paragraph of this Section 4.04. Additionally, Indebtedness permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.04 permitting such Indebtedness. Indebtedness under the term loan portion of the Credit Agreements outstanding on the date on which the Securities are first issued and authenticated under this Indenture will initially be deemed to have been incurred on the Issue Date in reliance on the exception provided by clause (2) of the definition of “Permitted Indebtedness” and may later be reclassified.

In addition, in the event an item of Indebtedness or Preferred Stock (or any portion thereof) is incurred or issued pursuant to clauses (1) to (24) of the definition of “Permitted Indebtedness” on the same date that an item of Indebtedness or Preferred Stock (or any portion thereof) is incurred or issued under the first paragraph of this Section 4.04, then the Fixed Charge Coverage Ratio will be calculated with respect to such incurrence or issuance under the first paragraph of this covenant without regard to any Indebtedness or Preferred Stock (or any portion thereof) incurred or issued pursuant to the definition of “Permitted Indebtedness.” Unless the Issuer elects otherwise, the incurrence or issuance of Indebtedness or Preferred Stock will be deemed incurred or issued first under the first paragraph of this Section 4.04 to the extent permitted, with the balance incurred or issued under one of the categories of Permitted Indebtedness described in the definition of “Permitted Indebtedness.”

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Guarantor’s Guarantee, as the case may be, to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. For the avoidance of doubt, under the terms of this Indenture (1) unsecured Indebtedness will not be treated as subordinated or junior in right of payment to Secured Indebtedness merely because such Indebtedness is unsecured or (2) Senior Indebtedness will not be treated as subordinated or junior in right of payment to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral.

SECTION 4.05       Corporate Existence. Except as otherwise permitted by Article 5, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of the Company or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary (other than the Issuer), if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole.

SECTION 4.06       Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been established or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.07       Maintenance of Properties and Insurance.

(a)            The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be reasonably necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Indenture.

(b)            The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including self-insurance) against loss or damage of the kinds and in the amounts that, in the reasonable, good faith judgment of a responsible officer of the Company, are adequate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof.

SECTION 4.08       Compliance Certificate; Notice of Default.

(a)            The Issuer shall deliver to the Trustee, within 90 days after the end of each of the Issuer’s fiscal years, an Officer’s Certificate of the Issuer (signed by the principal executive officer, principal financial officer or principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to such officer signing such certificate, that to the best of his knowledge the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such Obligation and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signer does know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status in reasonable detail. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b)            The annual financial statements delivered to the Trustee pursuant to Section 4.10 shall be accompanied by a written report of the Company’s independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)            So long as any of the Securities are outstanding, if any Default or Event of Default has occurred and is continuing, the Issuer shall promptly deliver to the Trustee by registered or certified mail or by electronic mail in pdf format or facsimile transmission an Officer’s Certificate of the Issuer specifying such event, notice or other action within 30 Business Days of its becoming aware of such occurrence.

SECTION 4.09       Compliance with Laws. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 4.10       Reports.

(a)            For so long as the Company is required to file any quarterly and annual reports and information, documents and other reports, if any, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company will promptly deliver to the Trustee such reports and documents, but in any event no later than 15 days after the filing of such report with the SEC. The Trustee will have no responsibility whatsoever to determine whether any such filing has occurred.

(b)            To the extent the Company is no longer required to file any quarterly and annual reports and information, documents and other reports, if any, with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee such annual and quarterly financial information, in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements, and solely in the case of annual financial information, a report on the annual financial statements by the Company’s independent accountants, information, documents and other reports no later than the date such information would otherwise be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, were it a non-accelerated filer under the SEC’s rules and regulations (after giving effect to any grace periods or extensions permitted by the SEC). Substantially concurrently with the furnishing or making such information available to the trustee, the Company shall also post copies of such information on a website (which may be nonpublic, require a confidentiality acknowledgement and may be maintained by the Company or a third party) to which access will be given to holders or beneficial owners of the Securities, any prospective bona fide investor in the Securities, any securities analyst (to the extent providing analysis of investment in the Securities) or market maker, provided that the Company may deny access to any competitively sensitive information and reports otherwise to be provided pursuant to this paragraph to any holder that is a competitor of the Company and its Subsidiaries to the extent that the Company determines in good faith that the provision of such information and reports to such person would be competitively harmful to the Company and its Subsidiaries. The Company may condition the delivery of any such reports to such holders or beneficial owner, prospective bona fide investor, securities analyst or market maker on the agreement of such persons to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the Securities and (iii) not publicly disclose any such reports (and the information contained therein) and information.

(c)            For so long as any Securities remain outstanding, if at any time the Company is not required to file with the SEC the reports required by clauses (a) and (b) of this Section 4.10, it will furnish to the holders of the Securities, prospective bona fide investors, securities analysts and market makers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)            Notwithstanding anything to the contrary set forth in clauses (a), (b) and (c) of this Section 4.10, if the Company has disclosed, furnished, published, or filed, as applicable, such annual and quarterly financial information and the information, documents and other reports as provided under this Section 4.10 with the SEC, the Australian Securities & Investment Commissions or the Australian Stock Exchange, in accordance to the rules and regulations set forth therewith, the Company shall be deemed to be in compliance with the preceding provisions of this Section 4.10.

(e)            Delivery of any reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no duty to review or make independent investigation with respect to any of the foregoing received by the Trustee, and shall hold the same solely as repository.

SECTION 4.11       Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.12       Limitations on Transactions with Affiliates.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, other than:

(x)            Affiliate Transactions permitted under the next paragraph; and

(y)            Affiliate Transactions on terms that are not materially less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate;

provided, however, that for a transaction or series of related transactions with an aggregate value exceeding the greater of $100.0 million and 1.50% of the Company’s Total Assets, such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company.

(b)            The foregoing restrictions will not apply to:

(1)            reasonable fees and compensation paid or advanced to, and indemnity provided to or on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company’s Board of Directors or senior management;

(2)            transactions between or among the Company and any of its Restricted Subsidiaries;

(3)            any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or by any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders generally in any material respect than the original agreement as in effect on the Issue Date as determined in good faith by the Company;

(4)            Permitted Investments and Restricted Payments permitted by this Indenture;

(5)            commercially reasonable transactions between the Company or a Restricted Subsidiary and any joint venture in the ordinary course of business that have been determined by the Board of Directors or senior management of the Company to comply with clause (y) of Section 4.12(a);

(6)            transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an equity interest in, or controls, such Person; provided that no Affiliate of the Company or any of its Restricted Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest or otherwise participate in such Person;

(7)            transactions in which the only consideration paid by the Company or its Restricted Subsidiaries consists of Qualified Capital Stock of the Company or any capital contribution otherwise permitted by this Indenture;

(8)            payments or loans (or cancellations of loans) to officers, managers, directors, consultants and employees of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory or benefit arrangements with such officers, managers, directors, consultants and employees that are, in each case, approved by the Company in good faith;

(9)            transactions in which the Company or any Restricted Subsidiary, as the case may be, obtains a letter from a nationally recognized investment banking, accounting or valuation firm selected by the Company stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (y) of the first paragraph of this Section 4.12;

(10)            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Company and the Restricted Subsidiaries, in the good faith determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)            investments by an Affiliate in securities of the Company or any of its Restricted Subsidiaries so long as the investment is being offered generally to other investors on the same or more favorable terms;

(12)            transactions between the Company or any Restricted Subsidiary and any Person that is an Affiliate of the Company or any Restricted Subsidiary solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

(13)            pledges of Capital Stock of any Unrestricted Subsidiary;

(14)            [reserved];

(15)            transactions with an Affiliate in its capacity as a purchaser or holder of Indebtedness or other securities of the Company or any Restricted Subsidiary in which such Affiliate is treated no more favorably than the other purchasers or holders of Indebtedness or other securities of the Company or such Restricted Subsidiary (except as otherwise permitted under this Section 4.12);

(16)            payments to or from, and transactions with, any joint venture or Unrestricted Subsidiary in the ordinary course of business or consistent with industry practice or industry norms (including any cash management activities related thereto); and

(17)            entering into an agreement that provides registration rights to the equity holders of the Company, the Issuer or any parent of the Company or amending such agreement with shareholders of the Company or any parent of the Company and the performance of such agreements.

SECTION 4.13       Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)            pay dividends or make any other distributions on or in respect of its Capital Stock;

(b)            make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(c)            transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(1)            applicable law and agreements with governmental authorities;

(2)            the Securities, this Indenture or any Guarantee thereof;

(3)            (A) customary provisions restricting (1) the subletting or assignment of or under any lease or (2) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment or other transfer of such agreements (or property that is the subject thereof) or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock;

(4)            any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than (a) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person), or (b) any Restricted Subsidiary having no assets other than (i) the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Person) and (ii) other assets having a fair market value not in excess of $5.0 million, and, in each case, the monetary proceeds thereof;

(5)            any agreement or instrument (A) in effect at or entered into on the Issue Date, (B) governing Secured Indebtedness, including the Credit Agreements permitted to be incurred pursuant to Section 4.04, or (C) governing Indebtedness of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor;

(6)            any agreement or instrument governing Indebtedness incurred pursuant to clause (9) or (13) of the definition of “Permitted Indebtedness”;

(7)             restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(8)             restrictions imposed by any agreement to sell assets not in violation of this Indenture to any Person pending the closing of such sale;

(9)             customary rights of first refusal with respect to the Company’s and its Restricted Subsidiaries’ interests in their respective Restricted Subsidiaries (other than Wholly Owned Restricted Subsidiaries) and joint ventures;

(10)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(11)            customary provisions in joint venture agreements and other similar agreements, applicable to joint ventures not prohibited hereunder;

(12)            customary provisions contained in leases, licenses and other agreements, including with respect to intellectual property, in each case, entered into in the ordinary course of business;

(13)            Indebtedness of a Person that was a Restricted Subsidiary at the time of incurrence and the incurrence of which Indebtedness is permitted by Section 4.04; provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the Securities;

(14)            the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that (A) such other Indebtedness is permitted under this Indenture and (B) the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the Securities; or

(15)            an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (2), (4) or (5) of this Section 4.13(c) or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement (a) are not less favorable to the Company in any material respect as determined by the Company in good faith than the provisions of the Indebtedness being refinanced or (b) would not singly or in the aggregate have a materially adverse effect on the ability of the Issuer to make payments on the Securities.

SECTION 4.14       Limitation on Liens. The Issuer and the Company will not, and the Company will not permit any of the other Guarantors to, directly or indirectly, create, incur or assume any Lien securing Indebtedness (other than Permitted Liens) upon any property or asset now owned or hereafter acquired by them, or any income or profits therefrom, or assign or convey any right to receive income therefrom; provided, however, that in addition to creating Permitted Liens on their properties or assets, the Issuer, the Company and any of the other Guarantors may (i) in the case of Liens securing such Subordinated Indebtedness, create any Lien securing Subordinated Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are secured by a Lien on such property or assets that is senior in priority to such Liens; or (ii) in all other cases, create any Lien securing Indebtedness upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Securities are equally and ratably secured.

SECTION 4.15       Change of Control Triggering Event.

(a)            Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Issuer repurchase all or a portion, subject to the Minimum Denominations Requirement, of such Holder’s Securities, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

(b)            Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Issuer will send, electronically or by first class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as set forth above (the “Change of Control Offer”). The notice to the Holders shall contain instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

(1)            that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

(2)            the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(3)            that any Security not tendered will continue to accrue interest;

(4)            that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)            that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m.  New York City time on the third Business Day prior to the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m.  New York City time on the second Business Day prior to the Change of Control Payment Date, electronic mail in pdf format, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

(7)            that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

(8)            the circumstances and relevant facts regarding such Change of Control Triggering Event.

(c)            On or before the Change of Control Payment Date, the Issuer will (i) accept for payment Securities or portions thereof tendered, subject to the Minimum Denominations Requirement, pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officer’s Certificate of the Issuer stating the Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Issuer to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

(d)            Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Issuer.

(e)            The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (x) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer or (y) a notice of redemption relating to the redemption of all of the Securities has been given pursuant to the redemption provisions of Paragraph 5, Paragraph 6, Paragraph 7, Paragraph 8 or Paragraph 9 of the Securities and Section 3.04 of this Indenture and, in the event that such redemption is subject to one or more conditions precedent, such conditions have been satisfied or waived. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditioned upon such Change of Control or the related Change of Control Triggering Event. The closing date of any such Change of Control Offer made in advance of a Change of Control or related Change of Control Triggering Event may be changed to conform to the actual closing date of the Change of Control, provided that such closing date is not earlier than 30 days nor later than 60 days from the date the Change of Control Offer notice is mailed as described in this Section 4.15. The Company may, at its option, include in any Change of Control Offer an early consent payment or consent payment, so long as any such payment is in addition to the purchase price set forth in Section 4.15(a).

(f)            In connection with any Change of Control Offer, the Issuer may, in its sole discretion, elect to offer a premium (the “Early Tender Premium”) to Holders who tender their Securities early in connection with such Change of Control Offer; provided that the minimum payment offered to any Holder is no lower than 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest, if any, on the Securities repurchased to the date of purchase. In addition, the Issuer may determine, in its sole discretion, to require as a condition to the receipt of such Early Tender Premium that Holders (i) provide consents to any requested amendments of this Indenture and (ii) waive any withdrawal rights in connection with their early tender of Securities in connection with the Change of Control Offer.

(g)            If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as provided above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 days nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer provided above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date.

(h)            The Company and the Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company and the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.15 by virtue thereof.

SECTION 4.16       Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)            the Company or one or more of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of;

(2)            at least 75% of the consideration received by the Company or such Restricted Subsidiaries, exclusive of indemnities, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (a) any liabilities of the Company or any such Restricted Subsidiary, as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet (or in the notes thereto), that are assumed by the transferee of any such assets, (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within one year of the time of such disposition, to the extent of the cash or Cash Equivalents received and (c) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $280.0 million and 20.0% of the Company’s Consolidated EBITDA, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, will be deemed to be cash for the purposes of this clause (2); and

(3)            upon the consummation of an Asset Sale, the Company applies directly or through a Restricted Subsidiary, or causes one or more of its Restricted Subsidiaries to apply, an amount equal to the Net Cash Proceeds relating to such Asset Sale within 455 days of receipt thereof, at the option of the Company, either:

(A)            to repay any Secured Indebtedness the incurrence of which was permitted by this Indenture (and, if the Indebtedness repaid is revolving credit facility Indebtedness, to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Company or another Restricted Subsidiary;

(B)            to repay any Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(C)            to repay or repurchase Pari Passu Indebtedness (provided that the Issuer shall (i) redeem or repurchase at least a pro rata portion of the Securities (based on the amount so applied to such repayments or repurchases of Pari Passu Indebtedness), by, at the Company’s option, (a) redeeming the Securities as described under Paragraph 5, Paragraph 6, Paragraph 7, Paragraph 8 or Paragraph 9 of the Securities and Section 3.04 or (b) through privately negotiated transactions or open-market purchases (to the extent such purchases are a price at or above 100% of the principal amount thereof plus the amount of accrued but unpaid interest, if any, thereon) or (ii) offer to redeem or repurchase at least a pro rata portion of the Securities (based on the amount so applied to such repayments or repayments or repurchases of such Pari Passu Indebtedness) by making an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all Holders to purchase the Securities at a price at or above 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Securities that would otherwise be prepaid);

(D)            to reinvest in Productive Assets (or enter into a binding commitment to reinvest, if such reinvestment is effected within 180 days after the date of such commitment); or

(E)            a combination of prepayment, reduction and investment permitted by the foregoing clauses (3)(A) through (3)(D);

provided that the 75% limitation referred to above will not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 456th day after an Asset Sale (or, if later, the 181st day after the entry into a binding commitment to reinvest) or such earlier date, if any, as the Company in good faith determines not to apply an amount equal to the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3) of the preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that has not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding sentence (each, a “Net Proceeds Offer Amount”) the Issuer will make an offer to repurchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date (or such longer period as may be required by law), from all Holders, that amount of Securities equal to the aggregate amount of Net Cash Proceeds that have not been so applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3) of the preceding sentence multiplied by a fraction, the numerator of which is the aggregate principal amount of Securities then outstanding and the denominator of which is the sum of the aggregate principal amount of Securities and Pari Passu Indebtedness then outstanding (the “Pro Rata Amount”), at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest to the date of repurchase.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than the greater of (x) $100.0 million and (y) 7.5% of the Company’s Consolidated EBITDA, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least to the greater of (x) $100.0 million and (y) 7.5% of the Company’s Consolidated EBITDA, at which time the Issuer will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer, the first date the aggregate of all such deferred Net Proceeds Offer Amounts is at least to the greater of (x) $100.0 million and (y) 7.5% of the Company’s Consolidated EBITDA being deemed to be a Net Proceeds Offer Trigger Date. To the extent that the aggregate purchase price of Securities tendered pursuant to any Net Proceeds Offer is less than the Pro Rata Amount, the Issuer or any Guarantor may use such amount for any purpose not prohibited by this Indenture. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

Notwithstanding the first two paragraphs of this Section 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent:

(1)            at least 50% of the consideration for such Asset Sale constitutes Productive Assets; and

(2)            such Asset Sale is for fair market value; provided that the fair market value of any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this Section 4.16.

In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and will comply with the provisions of this Section 4.16 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold will be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

Notice of a Net Proceeds Offer will be sent electronically or mailed, by first class mail, by the Issuer to Holders as shown on the register of Holders at their last registered address not less than 30 days nor more than 60 days before the Net Proceeds Offer Payment Date, with a copy to the Trustee. The notice shall contain instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

(1)            that the Net Proceeds Offer is being made pursuant to this Section 4.16, that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Trustee will select the Securities or portions thereof to be repurchased (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $2,000 or multiples thereof shall be purchased) among the Holders as follows: (i) if the Securities are listed, in compliance with any applicable requirements of the principal national securities exchange on which the Securities are listed; or (ii) if the Securities are not so listed, on a pro rata basis, by lot or by any other method the Trustee considers fair and appropriate. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

(2)            the Net Proceeds Offer Amount (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date (or such longer period as may be required by law) and which shall be at least five Business Days after the Trustee receives notice thereof from the Issuer);

(3)            that any Security not tendered will continue to accrue interest;

(4)            that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)            that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, electronic mail in pdf format, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7)            that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be subject to the Minimum Denominations Requirement.

On or before the Net Proceeds Offer Payment Date, the Issuer shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officer’s Certificate of the Issuer stating the Securities or portions thereof being purchased by the Issuer. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer promptly shall be returned by the Trustee to the Issuer.

If an offer is made to repurchase the Securities pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company and the Issuer shall comply with the applicable securities laws and obligations and shall not be deemed to have breached their obligations hereunder by virtue thereof.

SECTION 4.17       Limitation on Guarantees by Restricted Subsidiaries.

(a)            From and after the Issue Date, the Company will not permit any Domestic Subsidiary (other than the Issuer, a Guarantor or an Immaterial Subsidiary) to, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or the Issuer, other than:

(A)            Indebtedness incurred in reliance on and in compliance with the first paragraph of Section 4.04;

(B)            Indebtedness incurred in reliance on clause (12) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries that are not Guarantors) of the definition of “Permitted Indebtedness”;

(C)            Hedge Agreements in reliance on clause (4) of the definition of “Permitted Indebtedness”; or

(D)            additional Indebtedness incurred in reliance on clause (13) or (14) of the definition of “Permitted Indebtedness,”

unless, in any such case (except as otherwise provided in Section 10.17)

(x)            such Restricted Subsidiary has executed and delivered or, within 10 Business Days thereof, executes and delivers a supplemental indenture to this Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary in the form required by this Indenture; and

(y)            if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated in right of payment to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness is similarly subordinated in right of payment to the Guarantee of the Securities;

provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary, within 10 Business Days of which it shall provide a Guarantee as contemplated by Section 4.17(a)(D)(x).

(b)            Any Guarantee of the Securities by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)            (a) such Guarantor being released from any and all Guarantees of Indebtedness of the Company and the Issuer (other than Guarantees permitted to be provided by non-Guarantor Restricted Subsidiaries pursuant to the preceding paragraph), and (b) if such Guarantor will remain a Subsidiary of the Company, it has no other outstanding Indebtedness other than Indebtedness that could be incurred by a Restricted Subsidiary that is not a Guarantor of the Securities on the date of the proposed release of such Guarantor’s Guarantee;

(2)            the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee of the Securities was executed and delivered pursuant to the preceding paragraph;

(3)              any designation of such Subsidiary as an Unrestricted Subsidiary in accordance with the provisions set forth in Section 4.03 and the definition of “Unrestricted Subsidiary”;

(4)            any sale or other disposition (by merger or otherwise) (i) to any Person that is not a Guarantor (other than an Immaterial Subsidiary), of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; or (ii) of any portion of the Company’s Capital Stock in such Restricted Subsidiary that results in such Restricted Subsidiary ceasing to be a Wholly Owned Domestic Restricted Subsidiary of the Company; provided, however, that:

(x)            such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture; and

(y)            such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

(c)            For so long as the Company has any Restricted Subsidiary that has not provided Guarantees in reliance on the proviso to paragraph (a) of this Section 4.17, the Company shall, at the end of the most recent fiscal year for which internal financial statements are then available for all Immaterial Subsidiaries, in the aggregate, have Total Assets as of the end of the most recent fiscal year for which internal financial statements are available in excess of 2.5% of the Company’s Total Assets and Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available in excess of 2.5% of the Company’s Total Revenues, and if such is the case one or more of such Subsidiaries will, within 10 Business Days of such internal financial statements becoming available, provide a Guarantee so that in the aggregate the Total Assets of all Immaterial Subsidiaries that are not Guarantors as of the end of such fiscal year are not in excess of 2.5% of the Company’s Total Assets and their Total Revenues as of the end of the most recent fiscal year for which internal financial statements are then available are not in excess of 2.5% of the Company’s Total Revenues.

SECTION 4.18       Suspension of Covenants on Achievement of Investment Grade Status.

(a)            Following the first day after the Issue Date that:

(1)            the Securities have achieved Investment Grade Status; and

(2)            no Default or Event of Default has occurred and is continuing under this Indenture,

then, beginning on that day and continuing until the Reversion Date (as defined below), the Company and its Restricted Subsidiaries will not be subject to the provisions of this Indenture set forth in (collectively, the “Suspended Covenants”):

(i)            Section 4.03;

(ii)           Section 4.04;

(iii)          Section 4.12;

(iv)          Section 4.13;

(v)           Section 4.16;

(vi)          Section 4.17; and

(vii)         clause (2) of Section 5.01.

(b)            If at any time (a)(i) the Securities cease to have such Investment Grade Status and/or (ii) the Issuer or any of its Affiliates enters into an agreement to effect a transaction and one or more of the Rating Agencies indicate that if consummated, that transaction (alone or together with any related recapitalization or refinancing transactions) would cause that Rating Agency to withdraw its Investment Grade Status for such Securities or downgrade the ratings assigned to such Securities below an Investment Grade Status or (b) if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Securities subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Securities maintain an Investment Grade Status and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Securities or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer, the Company or any of their respective Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.”

(c)            On the applicable Reversion Date (i) all Indebtedness Incurred or Preferred Stock issued during such Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the definition of “Permitted Indebtedness,” (ii) after any Reversion Date calculations of the amount available to be made as Restricted Payments under Section 4.03 will be calculated as though the covenant described under Section 4.03 had been in effect since the Issue Date and throughout the Suspension Period, (iii) any Affiliate Transaction entered into after the applicable Reversion Date pursuant to an agreement entered into during such Suspension Period shall be deemed to be permitted pursuant to clause (3) of the second paragraph of Section 4.12 and (iv) for purposes of Section 4.13 all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been entered pursuant to clause (5) of Section 4.13. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with Section 4.03 as if such covenant were in effect during such period. In addition, during the Suspension Period, the obligation to grant Guarantees will be suspended. Upon the Reversion Date, the obligation to grant Guarantees will be reinstated.

(d)            The Company shall provide an Officer’s Certificate to the Trustee indicating the commencement of any Suspension Period or the Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Restricted Subsidiaries’ future compliance with their covenants or (iii) notify the holders of the commencement of the Suspension Period or the Reversion Date.

(e)            The Trustee shall have no responsibility to determine if the Securities maintain Investment Grade Status or cease to have or are downgraded below Investment Grade Status.

ARTICLE 5

Successor Corporation

SECTION 5.01       Merger, Consolidation and Sale of Assets. Neither the Company nor the Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)            either (A) the Company, the Issuer or a Restricted Subsidiary of the Company shall be the surviving or continuing Person or (B) the Person, if other than the Company, the Issuer or a Restricted Subsidiary of the Company, formed by such consolidation or into which the Company or the Issuer is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the “Surviving Entity”), (x) shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company or the Issuer, as applicable, to be performed or observed, by supplemental indenture and such other agreements reasonably satisfactory to the Trustee, and (y) solely in the case of the Issuer, such Surviving Entity shall be a person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;

(2)            immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) of this Section 5.01, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction, either (A) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to Section 4.04 or (B) (i) the Consolidated Fixed Charge Coverage Ratio for the Company or such Surviving Entity, as the case may be, immediately following such transaction would be equal to or greater than such ratio for the Company immediately prior to such transaction or (ii) the Consolidated Net Leverage Ratio for the Company or such Surviving Entity, as the case may be, immediately following such transaction, would not be greater than such ratio for the Company immediately prior to such transaction;

(3)            immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(B)(y) of this Section 5.01, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)            the Company, the Issuer or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officer’s Certificate of the Issuer and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, shall comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, other than to a Wholly Owned Restricted Subsidiary of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or the Issuer, as applicable, in accordance with the foregoing, in which the Company or the Issuer, as applicable, is not the continuing Person, the successor Person formed by such consolidation or into which the Company or the Issuer, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such and the Company or the Issuer, as applicable, shall be relieved of all of its obligations and duties under this Indenture and the Securities.

Each Guarantor (other than the Company), other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture, will not, and the Company will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person other than the Company, the Issuer or any other Guarantor unless:

(1)            the entity formed by or surviving any such consolidation or merger, if other than such Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)            such entity assumes by supplemental indenture all of the obligations of such Guarantor under the Guarantee; and

(3)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of a Guarantor (other than the Company) with and into the Company or the Issuer, with the Company or the Issuer being the Surviving Entity, or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this Section 5.01.

SECTION 5.02       Successor Substituted. Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company or the Issuer in accordance with Section 5.01, in which the Company or the Issuer, as applicable, is not the surviving Person, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company or the Issuer, as applicable, under this Indenture and the Securities with the same effect as if such successor had been named as the Company or the Issuer, as applicable, therein. When a Surviving Entity assumes all of the Obligations of the Company or the Issuer, as applicable, hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such Obligations.

ARTICLE 6

Default and Remedies

SECTION 6.01       Events of Default. An “Event of Default” means any of the following events:

(a)            the failure to pay interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days;

(b)            the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer;

(c)            a Default in the observance or performance of any other covenant or agreement contained in this Indenture, which Default continues for a period of 60 days after the Issuer receives written notice specifying the Default, and demanding that such Default be remedied, from the Trustee or the Holders of at least 30% of the outstanding principal amount of the Securities;

(d)            the failure to pay at final maturity, giving effect to any extensions thereof, the principal amount of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (a “Payment Default”), other than intercompany Indebtedness, and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company, the Issuer or such Restricted Subsidiary of notice of any such acceleration, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $100.0 million or more at any time;

(e)            other than with respect to the Colombia Matter, any final judgment or final judgments for the payment of money in excess (net of amounts covered by third-party insurance with insurance carriers who in the reasonable judgment of the Company are creditworthy and who have not disclaimed liability with respect to such judgment or judgments) of $100.0 million is rendered by a court of competent jurisdiction against the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

(f)            the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing;

(g)            a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, the Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, the Issuer or any such Significant Subsidiary of the Company, (ii) appoint a Custodian of the Company, the Issuer or any such Significant Subsidiary of the Company or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h)            any of the Guarantees ceases to be in full force and effect or any of the Guarantees is held in a judicial proceeding to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Guarantors denies its liability under its Guarantee, other than by reason of a release of a Guarantor in accordance with the terms of this Indenture.

SECTION 6.02       Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 30% in principal amount of outstanding Securities may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same will become immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or the Issuer occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the first paragraph of this Section 6.02, a notice of default may not be given with respect to any action taken and reported publicly or to the Holders more than two years prior to such notice of default, and any time period in this Indenture to cure any actual or alleged Default or Event of Default may be extended or stayed by a court of competent jurisdiction. In addition, any notice of default, notice of acceleration or instruction to the trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by one or more holders (each, a “Directing Holder”) must be accompanied by a written representation from each such holder delivered to the Company and the Trustee that such holder is (or, in the case such holder is DTC or its nominee, that such holder is being instructed solely by beneficial owners that are) not a Net Short Holder (a “Position Representation”), which such representation, in the case of a notice from the a holder shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each such Directing Holder is deemed, at the time of providing such notice, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five (5) Business Days of request therefor (a “Verification Covenant”). In any case in which the holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company or the Issuer determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company or the Issuer has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default or Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company or the Issuer provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default or Event of Default shall be automatically stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. Any breach of the Position Representation shall result in such holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such holder, the percentage of Securities held by the remaining holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such acceleration shall be voided and the trustee shall be deemed not to have received such Noteholder Direction or such notice of such Event of Default.

At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable fees, expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officer’s Certificate of the Issuer and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee and such notice reference the Securities and this Indenture.

SECTION 6.03       Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04       Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05       Control by Majority. The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee.

In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

SECTION 6.06       Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)            the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)            the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)            such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee in its sole judgment, against any loss, liability or expense;

(4)            the Trustee does not comply with the request within 30 days after receipt of the request and the offer described in clause (3) of this Section 6.06; and

(5)            during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07       Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

SECTION 6.08       Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented and reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09       Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, the Issuer, the Subsidiaries of the Company, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10       Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

First: to the Trustee in all of its capacities and its agents (including its counsel) for amounts due under this Indenture;

Second: if the Holders are forced to proceed against the Issuer directly without the Trustee, to Holders for their reasonable collection costs;

Third: to holders of any Indebtedness of the Issuer secured by a Lien and, if such money or property has been collected from a Guarantor, to the holders of Indebtedness of such Guarantor secured by a Lien;

Fourth: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

Fifth: to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11       Undertaking for Costs. Each party to this Indenture agrees and each Holder of any Security by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Issuer or the Company, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

SECTION 6.12       Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holders, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7

Trustee

SECTION 7.01       Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            The Trustee need perform only those duties as are expressly and specifically set forth in this Indenture and no covenants, duties or obligations whatsoever shall be implied under this Indenture that are adverse to the Trustee.

(2)            In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section 12.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform, on their face, to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            This subsection does not limit the effect of subsection (b) of this Section 7.01.

(2)            The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)            The Trustee shall not be liable with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, including a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

(d)            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take, suffer or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or it does not receive an indemnity that is, in its sole discretion, adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)            Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

(g)            In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be accountable for the use of any of the Securities delivered hereunder or the proceeds thereof.

SECTION 7.02       Rights of Trustee. Subject to Section 7.01:

(a)            The Trustee may rely conclusively and shall be protected in acting or refraining from acting upon any document, certificate, resolution, statement, instrument, opinion, report, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper and notice believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer and an Opinion of Counsel, which shall conform to the provisions of Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such certificate or opinion.

(c)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the acts, omissions, misconduct or negligence of any agent appointed with due care.

(d)            The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)            The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)             The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)            The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Payment Default) unless a Responsible Officer of the Trustee has received written notice thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture.

(h)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)             In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)           The permissive rights of the Trustee enumerated in this Indenture shall not be construed as duties.

(n)            Except as expressly set forth herein, it shall not be the duty of the Trustee to ascertain that any duties or obligations imposed herein upon the Company, the Issuer or other persons are performed, and the Trustee shall not be liable or responsible for the failure of the Company or such other persons to perform any act required of them by this Indenture.

(o)            The Trustee shall have no obligation to act, suffer, or refrain from acting in accordance with the direction of any person or pursuant to this Indenture or the other bond documents if it believes that such compliance would involve it in violation of any Federal or state law, rule, regulation, order or other directive or any policy, including the implementation, interpretation or enforcement thereof, of any federal or state governmental entity.

SECTION 7.03       Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company, the Subsidiaries of the Company, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04       Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (other than the certificate of authentication of the Trustee), it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any recital or statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05       Notice of Default. If an Event of Default occurs and is continuing and the Trustee receives written notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Event of Default within 90 days after the Trustee receives such notice. Except in the case of an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have actual knowledge or notice of an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Event of Default. The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the Securityholders. As used herein, the term “actual knowledge” means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.06       [Reserved].

SECTION 7.07       Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time compensation for its services hereunder which compensation shall be agreed to from time to time in writing by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon written request for all reasonable and documented out-of-pocket disbursements, expenses and advances (including reasonable and documented fees and expenses of counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation, fees, disbursements and expenses of the Trustee’s agents, accountants, experts and counsel.

The Issuer and the Company, jointly and severally, shall indemnify the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability, damage, claim, or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred by them except for such actions to the extent caused by any negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by a Holder, the Issuer, the Company or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder and the enforcement of this Indenture (including this Section) against the Company and the Issuer. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct as determined by a final non-appealable judgement of a court of competent jurisdiction.

To secure the Issuer’s payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

When the Trustee incurs fees and expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses and the compensation for the services shall be paid to the extent allowable under any Bankruptcy Law. The Issuer’s and the Company’s Obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Issuer’s Obligations pursuant to Article 8 and any rejection or termination under any Bankruptcy Law.

SECTION 7.08       Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee in writing and may appoint a successor trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Issuer may remove the Trustee if:

(1)            the Trustee is adjudged bankrupt or insolvent;

(2)            a receiver or other public officer takes charge of the Trustee or its property; or

(3)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify in writing each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, at the reasonable expense of the Issuer subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction at the expense of the Issuer for the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s Obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09       Successor Trustee by Merger, etc.. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business and assets as a whole or substantially as a whole to, another Person, the resulting, surviving or transferee Person without the execution or filing of any instrument or paper or the performance or any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article 7.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01       Termination of the Issuer’s Obligations. The Issuer may terminate all of its obligations under this Indenture (except as provided below) when:

(i)            all outstanding Securities theretofore authenticated have been delivered to the Trustee for cancellation and the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; or

(ii)            the Issuer has called for redemption pursuant to this Indenture of all of the Securities, deposited the amounts described in Section 8.03(a), satisfied the conditions in clauses (i) and (ii) of the proviso to Section 8.03(a) and delivered the Officer’s Certificate and Opinion of Counsel described in Section 8.03(f).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year of the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Notwithstanding the first paragraph of this Section 8.01, the Issuer’s and the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, only the Issuer’s and the Company’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Issuer’s and Guarantors’ obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02       Legal Defeasance and Covenant Defeasance.

(a)            The Issuer may, at its option by Board Resolution of the Board of Directors of the Issuer, at any time, elect to have either subsection (b) or (c) of this Section 8.02 be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

(b)            Upon the Issuer’s exercise under subsection (a) hereof of the option applicable to this subsection (b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08 and 4.02, (iii) the rights, obligations and immunities of the Trustee under this Indenture and (iv) this Article 8. Subject to compliance with this Section 8.02, the Issuer may exercise its option under this subsection (b) notwithstanding the prior exercise of its option under subsection (c) hereof.

(c)            Upon the Issuer’s exercise under subsection (a) hereof of the option applicable to this subsection (c), the Issuer and the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from their Obligations under the covenants contained in Sections 4.03, 4.04 and 4.12 through 4.18 and Article 5 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under subsection (a) hereof of the option applicable to this subsection (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(c), 6.01(d), 6.01(e) and 6.01(h) shall not constitute Events of Default.

SECTION 8.03       Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Securities:

(a)            the Issuer irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which is sufficient to pay the principal of, premium, if any, and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and the Securities (with the sufficiency of such amount to be based on the advice of a nationally recognized investment banking firm or firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee if such deposit includes any U.S. Government Obligations); provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee; and (ii) the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

(b)            in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

(c)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax at the same amounts and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Securities concurrently with such incurrence);

(e)            such Legal Defeasance or Covenant Defeasance shall not result in a default under this Indenture or any other material agreement or instrument to which the Issuer or the Company is a party or by which the Issuer or the Company is bound; and

(f)            the Issuer shall have delivered to the Trustee an Officer’s Certificate of the Issuer and an Opinion of Counsel each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with or waived.

Notwithstanding the foregoing, the Opinion of Counsel required by clauses (b) and (c) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year.

SECTION 8.04       Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article 8, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05       Repayment to the Issuer. Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law abandoned property designates another Person.

SECTION 8.06       Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Company’s Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article 8; provided that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments, Supplements and Waivers

SECTION 9.01       Without Consent of Holders. The Issuer and the Trustee, together, may amend or supplement this Indenture and the Securities without notice to or consent of any Securityholder:

(1)            to cure any ambiguity, defect or inconsistency so long as such change does not adversely affect the rights of any Holders in any material respect;

(2)            to evidence the succession in accordance with Article 5 hereof of another Person to the Issuer or the Company and the assumption by any such successor of the covenants of the Issuer or the Company herein and in the Securities;

(3)            to provide for the issuance of Additional Securities in accordance with the provisions set forth in this Indenture or to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(4)            to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Holder in any material respect;

(5)            to add a Guarantor, or to release a Guarantor from its obligations and its Guarantee in accordance with the terms of this Indenture; or

(6)            to conform any provision of this Indenture, the Securities or the Guarantees to the text of the section entitled “Description of notes” in the Offering Memorandum, to the extent that such provision in this Indenture, the Securities or the Guarantees was intended to be a verbatim recitation of a provision of the section entitled “Description of notes” in the Offering Memorandum as certified to the Trustee in an Officer’s Certificate.

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate of the Issuer, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

For the avoidance of doubt, no amendment to or deletion of any of the covenants described under Article 4, or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder to receive payment of principal of, or premium, if any, or interest on, the Securities or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities.

SECTION 9.02       With Consent of Holders. Subject to Section 6.07, the Issuer and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount, unless a greater principal amount is specified herein, of the outstanding Securities may waive compliance by the Issuer or the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

(1)            reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the rate of or extend the time for payment of interest, including defaulted interest, on any Securities;

(3)            reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption (other than a change to the required notice period), or reduce the redemption price therefor;

(4)            make any Securities payable in money other than that stated in the Securities;

(5)            make any change in provisions of this Indenture protecting the contractual right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Securities); or

(6)            adversely affect the ranking of the Securities or the Guarantees.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

SECTION 9.03       [Reserved].

SECTION 9.04       Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate of the Issuer certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 9.05       Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06       Trustee to Sign Amendments, etc.. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate of the Issuer each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer and the Company enforceable against them in accordance with its terms (subject to customary exceptions).

ARTICLE 10

Guarantee of Securities

SECTION 10.01       Unconditional Guarantee. Each of the Guarantors hereby, jointly and severally and unconditionally guarantees, on a senior unsecured basis (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of and interest on the Securities shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption, upon repurchase at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations of the Issuer to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, subject, however, in the case of (a) and (b) to the limitations set forth in Section 10.04. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or under the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Issuer.

Each of the Guarantors hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

No stockholder, officer, director, employee, agent or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee, agent or incorporator.

Each Guarantor (other than the Company) that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor (other than the Company), determined in accordance with GAAP.

SECTION 10.02       Limitations on Guarantees. The Obligations of each Guarantor (other than the Obligations of the Company under its Guarantee) will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

SECTION 10.03       Execution and Delivery. Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect (unless released in accordance with Section 10.04) notwithstanding any failure to endorse on any Security a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture no longer holds that or any office at the time the Trustee authenticates any Security, such Guarantor’s Guarantee of such Security shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04     Release of a Guarantor.

(a)            Upon (i) the sale or disposition of the Capital Stock of a Guarantor (other than the Company) by the Company in compliance with Section 4.16 or the consolidation or merger of a Guarantor with or into any Person in compliance with Article 5, in each case, (A) other than to the Company or a Restricted Subsidiary of the Company and (B) in a transaction following which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) the liquidation or dissolution of any Guarantor (other than the Company) in accordance with this Indenture, such Guarantor’s Guarantee pursuant to this Article 10 shall be released, and such Guarantor shall be deemed released from all Obligations under this Indenture and the Securities without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article 10. Concurrently with the defeasance or satisfaction and discharge of the Securities under Article 8 hereof, the Guarantors shall be released from all of their obligations under this Indenture and the Securities. In addition, a Guarantor’s Guarantee will also be released and such Guarantor will also be released from all Obligations under this Indenture and the Securities (x)(1) if such Guarantor is released from any and all guarantees of Indebtedness of the Issuer and the Company and (2) if such Guarantor will remain a Subsidiary of the Company, it has no other outstanding Indebtedness other than Indebtedness which could be incurred by a Restricted Subsidiary that is not a Guarantor of the Securities on the date of the proposed release of such Guarantor’s Guarantee, (y) if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.03 and the definition of “Unrestricted Subsidiary” or (z) the Issuer exercises its Legal Defeasance option or Covenant Defeasance option as described in Section 8.02 or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms hereof.

(b)            The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Issuer or such Guarantor accompanied by an Officer’s Certificate of the Issuer and, upon written request, an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee pursuant to this Article 10.

Except as set forth in Articles 4 and 5 and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 10.05       Waiver of Subrogation. Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s Obligations under the Securities or this Indenture and such Guarantor’s Obligations under its Guarantee under this Indenture, in any such instance including any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the Obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06       Obligations Continuing. Subject to Section 10.04, the Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

SECTION 10.07       Obligations Reinstated. Subject to Section 10.04, the Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer, all such Obligations otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.08       Waiver. Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice or proof of reliance by the Holders upon the Obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest or notice of dishonor of any of the Obligations.

SECTION 10.09       No Obligation to Take Action Against the Issuer. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under this Indenture.

SECTION 10.10       Default and Enforcement. If any Guarantor fails to pay in accordance with Section 10.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s Obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations under this Indenture.

SECTION 10.11       Amendment, Etc.. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee, other than a release pursuant to Section 10.04.

SECTION 10.12       Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 10.13       Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including reasonable legal fees, expenses and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.14       No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.15       Successors and Assigns. Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder.

SECTION 10.16       Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor other than the Company (such Guarantor, a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the net assets (determined in accordance with GAAP) of each Guarantor (including the Funding Guarantor) other than the Company for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s Obligations with respect to the Securities or any other Guarantor’s Obligations with respect to its Guarantee hereunder.

SECTION 10.17       Future Guarantors. The Company shall cause each of its Restricted Subsidiaries to the extent required by Section 4.17, in each case, to execute and deliver a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in this Article 10; provided that no Subsidiary organized outside the United States of America and no Unrestricted Subsidiary shall be required to become a Guarantor.

ARTICLE 11

[Reserved]

ARTICLE 12

Miscellaneous

SECTION 12.01       [Reserved].

SECTION 12.02       Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, facsimile, by reputable overnight delivery service, by electronic mail in pdf format or registered mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer, Company or any other Guarantor:

c/o Light & Wonder, Inc.
6601 Bermuda Road
Las Vegas, Nevada 89119
Attention: Chief Legal Officer
Facsimile: (702) 532-7699

with a copy to:

Latham & Watkins
885 Third Avenue
New York, New York 10022-4834
Attention: Mark D. Jaffe, Esq.
Senet Bischoff, Esq.
Facsimile: (212) 751-4864

if to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle,

4th Floor Mail Stop: NYC01-0417

New York, NY 10019

Attn: Corporates Team – Light and Wonder International – AA7721

Each of the Issuer, the Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if by facsimile; one (1) Business Day after mailing by reputable overnight courier; and five (5) calendar days after mailing if sent by registered mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notice to the Trustee shall be deemed given when actually received by the Trustee.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed and in accordance with DTC’s applicable procedures.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions and such party shall provide to the Trustee an incumbency certificate listing such authorized representative, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the party elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee's understanding of such instructions shall be deemed controlling.

The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee's reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees: (i) to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by such party; and (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 12.03       Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)            an Officer’s Certificate of the Issuer stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that no such Opinion of Counsel shall be furnished in connection with the authentication of the Securities on the Issue Date.

SECTION 12.05       Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate of the Issuer required by Section 4.08(a), shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06       Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07       Legal Holidays. A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period, unless otherwise specified.

SECTION 12.08       Governing Law. THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

SECTION 12.09       No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of the Company’s Subsidiaries (including the Issuer). Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10       No Recourse Against Others. A director, officer, employee, stockholder or incorporator, as such, of the Issuer or any Guarantor shall not have any liability for any Obligations of the Issuer or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 12.11       Successors. All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12       Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13       Severability. In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14       USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 12.15       Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.16       [Reserved].

SECTION 12.17       Multiple Counterparts; Execution. This Indenture may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of this Indenture or an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof and may be used in lieu of the original Indenture and signature pages for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the transactions contemplated hereby shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Trustee will have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and will be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 12.18       WAIVER OF TRIAL BY JURY. EACH OF THE COMPANY, THE ISSUER, THE GUARANTORS PARTY HERETO, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

LIGHT AND WONDER INTERNATIONAL, INC., as Issuer

By:	/s/ Oliver Chow
	Name:	Oliver Chow
	Title:	Chief Financial Officer and Treasurer

LIGHT & WONDER, INC., as Company

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Executive Vice President and Chief Legal Officer

LNW GAMING, INC. as Guarantor

By:	/s/ Oliver Chow
	Name:	Oliver Chow
	Title:	Treasurer and Secretary

[Signature Page to Indenture]

THE TRUSTEE: DEUTSCHE BANK TRUSTY COMPANY AMERICAS

By:	/s/ Denise Kellerk
	Name:	Denise Kellerk
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Director

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO SECURITIES,
AND ADDITIONAL SECURITIES,

1.              Definitions

1.1            Definitions

Capitalized terms used in this Appendix and not otherwise defined shall have the meanings provided in the Indenture. For the purposes of this Appendix A and the Indenture as a whole, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Distribution Compliance Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Global Securities Legend” means the legend set forth under that caption in Exhibit 1 to this Appendix.

“Initial Purchasers” means (1) with respect to the Securities issued on the Issue Date, J.P. Morgan Securities LLC, BofA Securities, Inc., Wells Fargo Securities, LLC, Citizens JMP Securities, LLC, Truist Securities, Inc., Fifth Third Securities, Inc., PNC Capital Markets LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., U.S. Bancorp Investments, Inc., KeyBanc Capital Markets Inc., SMBC Nikko Securities America, Inc. and Deutsche Bank Securities Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Purchase Agreement” means (1) with respect to the Securities issued by the Issuer on the Issue Date, the Purchase Agreement dated as of September 10, 2025, among the Issuer, the guarantors party thereto and J.P. Morgan Securities LLC, as representative for the Initial Purchasers and (2) any other similar purchase or underwriting agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Securities Legend” means the legend set forth in Section 2.3(e)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

Appendix A-1

“Securities” means (1) $1,000.0 million aggregate principal amount of 6.250% Senior Unsecured Notes due 2033 issued by the Issuer on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

1.2           Other Definitions

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Global Security”	2.1(b)
“Regulation S Global Security”	2.1(b)
“Rule 144A Global Security”	2.1(b)

2.              The Securities

2.1            Form and Dating

(a)            The Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b)            Global Securities. Rule 144A Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the “Regulation S Global Security”), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Distribution Compliance Period. The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a “Global Security” and are collectively referred to herein as “Global Securities”; provided that the term “Global Security” when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee. For purposes of this Indenture, Securities resold after an initial resale thereof to “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act) will be treated in the same manner as the Rule 144A Global Security.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture, and pursuant to an authentication order delivered to the Trustee pursuant to Section 2.02 of this Indenture, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Appendix A-2

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer (including any Agent) or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer (including any Agent) or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(d)            Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

2.2            [Reserved].

2.3            Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(i)            to register the transfer of such Definitive Securities; or

(ii)            to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)            in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

(A)            if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Security); or

(B)            if such Definitive Securities are being transferred to the Issuer, a certification to that effect (in the form set forth on the reverse side of the Security); or

(C)            if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Security) and (y) if the Issuer so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in Section 2.3(e)(i).

Appendix A-3

(b)            Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)            certification (in the form set forth on the reverse side of the Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act;

(ii)            if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i); and

(iii)            written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Issuer shall issue and the Trustee shall authenticate, in accordance with Section 2.02 of this Indenture, a new Global Security in the appropriate principal amount.

(c)            Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse of the Securities to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)            [Reserved].

Appendix A-4

(d)            Restrictions on Transfer of Regulation S Global Security. (i) Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Issuer, (2) so long as such Security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Security to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.

(ii)            Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

(e)            Legend.

(i)            Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Appendix A-5

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)            Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)            [Reserved].

(iv)            [Reserved].

(v)            Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(vi)            [Reserved].

(f)            Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Securities.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.06, 3.06, 4.16 and 9.05 of this Indenture).

(iii)            Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Appendix A-6

(iv)            All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h)            No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates, opinions and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

2.4            Definitive Securities

(a)            A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b)            Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered subject to the Minimum Denominations Requirement and registered in such names as the Depositary shall direct. Any certificated Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

(c)            Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d)            In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

Appendix A-7

EXHIBIT 1
to
APPENDIX A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Appendix A-1-1

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Appendix A-1-2

No.	$

CUSIP No.

6.250% Senior Unsecured Notes due 2033

Light and Wonder International, Inc., a Delaware corporation, promises to pay to [                       ] or registered assigns, the principal sum of [$                ] Dollars [as such sum may be increased or reduced as reflected on the records of the Trustee in accordance with the Indenture]1 on October 1, 2033.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Additional provisions of this Security are set forth on the other side of this Security.

1 Insert if a global security.

Appendix A-1-3

LIGHT AND WONDER INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Appendix A-1-4

[FORM OF REVERSE SIDE OF SECURITY]

6.250% Senior Unsecured Notes due 2033

1.            Interest

LIGHT AND WONDER INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. All references in this Security and in the Indenture to interest payable on any Security shall include any such additional interest. The Issuer will pay interest semi-annually on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing April 1, 2026. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 24, 2025. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.            Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled after such Record Date and before the corresponding Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Issuer may pay principal and interest by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.            Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer, the Company or any of the Company’s Subsidiaries may act as Registrar or Paying Agent.

4.            Indenture

The Issuer issued the Securities under an Indenture, dated as of September 24, 2025 (the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of them. The Securities are senior obligations of the Issuer initially limited in aggregate principal amount to $1,000,000,000 on the Issue Date, and, subject to compliance with Section 4.04 of the Indenture, unlimited in aggregate principal amount thereafter.

5.            Optional Redemption

On and after October 1, 2028, the Issuer will be entitled, at its option on one or more occasions, to redeem all or any portion of the Securities at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 1 of the years set forth below, plus, in each case, accrued and unpaid interest to, but not including, the Redemption Date subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date:

Appendix A-1-5

Period	Percentage
2028	103.125%
2029	101.563%
2030 and thereafter	100.000%

6.            Optional Redemption upon Equity Offering

On or prior to October 1, 2028, the Issuer may, at its option on one or more occasions, redeem up to 40% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) so long as such aggregate principal amount does not exceed the amount of net cash proceeds received by, or contributed to the capital of the Company from one or more Equity Offerings, at a redemption price equal to 106.250% of the principal amount of the Securities redeemed, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date subject to the rights of Holders on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date; provided, however, that:

(1)            at least 50% of the initially outstanding aggregate principal amount of the Securities (which includes Additional Securities, if any) remains outstanding immediately after any such redemption, unless all remaining Securities outstanding after such redemption are redeemed substantially concurrently; and

(2)            each such redemption occurs within 120 days after the date of the related Equity Offering(s).

As used in the preceding paragraph, “Equity Offering” means any private or public offering of Qualified Capital Stock of (a) the Company or (b) any direct or indirect parent of the Company, to the extent the net proceeds thereof are contributed to the Company as common equity capital or used to purchase Qualified Capital Stock from the Company.

7.            Redemption at Make-Whole Premium

At any time prior to October 1, 2028, the Issuer may redeem all or any portion of the Securities on one or more occasions at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date subject to the rights of Holders of the Securities on the relevant Record Dates occurring prior to the Redemption Date to receive interest due on the relevant Interest Payment Date.

As used in the preceding paragraph the following terms have the following meanings:

“Applicable Premium” means, with respect to any Security on any Redemption Date, the greater of:

(a)            1.0% of the principal amount of such Security; and

(b)            the excess, if any, of:

(1)            the present value at such Redemption Date of (i) the Redemption Price of the Security at October 1, 2028 (such Redemption Price being set forth in the table appearing under paragraph 5 of the Securities), plus (ii) all required interest payments due on the Security through October 1, 2028 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2)            the principal amount of the Security.

Appendix A-1-6

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the earlier of (a) such Redemption Date or (b) the date on which such Securities are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2028; provided, however, that if the period from the Redemption Date to October 1, 2028, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

8.            Disposition or Redemption Pursuant to Gaming Laws

At any time any Holder or beneficial owner of Securities is determined to be or otherwise becomes a Disqualified Holder, then the Issuer will have the right, at its option:

(1)            to require such Holder or beneficial owner to dispose of all or any portion of its Securities within 60 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of the relevant notice of finding by the applicable Gaming Authority; or

(2)            to redeem all or any portion of the Securities of such Holder or beneficial owner upon not less than 10 nor more than 60 days’ notice at a Redemption Price equal to the lesser of:

(a)            the principal amount thereof, and

(b)            the price at which such Holder or beneficial owner acquired the Securities,

together with, in the case of either clause (a) or (b), accrued and unpaid interest to, but not including, the earlier of (A) the Redemption Date and (B) the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (or the date such holder or beneficial owner otherwise becomes a Disqualified Holder) (subject to the rights of Holders of Securities on the relevant Record Dates occurring prior to such Redemption Date to receive interest due on the relevant Interest Payment Date); provided, however, that if such Gaming Authority restricts the Redemption Price to a lesser amount then such lesser amount will be the Redemption Price.

Immediately upon a determination by a Gaming Authority that a Holder or beneficial owner of Securities (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability or otherwise becomes a Disqualified Holder, the Holder or beneficial owner will, to the extent required by applicable Gaming Laws, have no further rights with respect to the Securities to:

(1)            exercise, directly or indirectly, through any person, any right conferred by the Securities; or

(2)            receive any interest or any other distribution or payment with respect to the Securities, except the Redemption Price.

The Issuer will notify the Trustee in writing of any such redemption as soon as practicable. The Holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

Appendix A-1-7

As used in the preceding paragraph the following terms have the following meanings:

“Disqualified Holder” means any Holder or beneficial owner of the Securities (i) who or which is (or who or which is an Affiliate of a Person who or which is) requested or required pursuant to any Gaming Law or by any Gaming Authority to (A) appear before, or submit to the jurisdiction of, or provide information to, or apply for a license, qualification or finding of suitability from, any Gaming Authority, or (B) reduce its position in the Securities to below a level that would require licensure, qualification or a finding of suitability, and, in either case, such Holder or beneficial owner (or Affiliate thereof) either (1) refuses to do so or otherwise fails to comply with such request or requirement within 15 days (or such shorter period as may be required by the applicable Gaming Law or Gaming Authority) or (2) is denied such license or qualification or not found suitable or (ii) who or which is (or who or which is an Affiliate of a Person who or which is) determined or shall have been determined by any Gaming Authority not to be suitable or qualified.

“Gaming Authority” means any government, court, or federal, state, local, international, foreign or other governmental, administrative or regulatory or licensing body, agency, authority or official, which now or hereafter regulates or has authority over, including, without limitation, to issue or grant a license, contract, franchise or regulatory approval with respect to, any form of gaming business or activities (or proposed gaming business or activities) and/or related business or activities now or hereafter conducted by the Company or any of its Affiliates, including, without limitation, lottery, pari-mutuel wagering, sports wagering and video gaming business or activities.

“Gaming Law” means any federal, state, local, international, foreign or other law, statute, constitutional provision, regulation, rule, order, ordinance, enforcement requirement or interpretation pursuant to which any Gaming Authority possesses or asserts legal, regulatory or licensing authority over gaming and/or related activities.

9.            Redemption for Changes in Withholding Taxes

The Issuer may redeem the Securities, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ notice to the holders thereof, at a redemption price equal to 100% of the principal amount of the Securities redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of the Securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof if the Securities have not been redeemed or repurchased prior to such date), if, pursuant to Section 2.16 on the next date on which any amount would be payable by the Surviving Company in respect of the Securities, the Surviving Company is or would be required to pay Additional Amounts, and the Surviving Company (but, only if the payment giving rise to such requirement cannot be made by the Issuer or another guarantor without the obligation to pay Additional Amounts) cannot avoid any such payment obligation by taking reasonable measures available to it (provided that changing the jurisdiction of the Surviving Company is not a reasonable measure for purposes of this section), and the requirement to pay such Additional Amounts arises as a result of:

(1)            any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the relevant Tax Jurisdiction affecting taxation, which change or amendment has not been publicly announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); or

(2)            any change in, or amendment to, the existing official published position or the introduction of an official published position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment has not been publicly announced before and becomes effective on or after the Issue Date (or, if the relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).

Appendix A-1-8

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Surviving Company would be obligated to make such payment of Additional Amounts and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the trustee an opinion of independent tax counsel of recognized standing for the relevant jurisdiction (which counsel shall be reasonably acceptable to the trustee) attesting to the effect that there has been such a change or amendment which would entitle the Issuer to redeem the Securities under the Indenture. In addition, before the Issuer publishes or mails notice of redemption of the Securities pursuant to the forgoing, it will deliver to the trustee an Officer’s Certificate to the effect that the Surviving Company cannot avoid the obligation to pay Additional Amounts by taking commercially reasonable measures available to it (and that the payment giving rise to the obligation to pay Additional Amounts cannot be made by the Issuer or another guarantor without the obligation to pay Additional Amounts).

The trustee shall will accept such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.

10.            Notice of Redemption

Notice of redemption will be delivered electronically in pdf format or sent, by first class mail, postage prepaid, (I) in the case of Paragraph 5, Paragraph 6, Paragraph 7 or Paragraph 8 hereof, at least 10 days, and (ii) solely in the case of Paragraph 9 hereof, at least 30 days, but in either case not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder’s registered address except that redemption notices may be delivered electronically in pdf format or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture pursuant to Article 8 of the Indenture. Securities in denominations larger than $2,000 may be redeemed in part.

Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

11.            Offers to Purchase

Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

12.            Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, and subject to the Minimum Denominations Requirement. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

13.            Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

14.            Unclaimed Funds

If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Issuer at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

Appendix A-1-9

15.            Legal Defeasance and Covenant Defeasance

The Issuer may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

16.            Amendment; Supplement; Waiver

Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder in any material respect.

17.            Restrictive Covenants

The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Company. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such covenants.

18.            Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare the principal of and accrued interest on all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.            Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, the Company, the Subsidiaries of the Company or their respective Affiliates as if it were not the Trustee.

20.            No Recourse Against Others

No stockholder, director, officer, employee or incorporator, as such, of the Issuer shall have any liability for any obligation of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.            Authentication

This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual or electronic signature.

Appendix A-1-10

22.            Guarantees

The payment by the Issuer of the principal of and interest on the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.

23.            Abbreviations

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

24.            CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused a CUSIP number to be printed on the Securities as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

25.            Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

Appendix A-1-11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                              agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	☐	to the Issuer; or

☐	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4.	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933 in compliance with Rule 904 under the Securities Act of 1933; or

5.	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature of Signature Guarantee

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-1-12

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantors as the undersigned have requested pursuant to Rule 144A or have determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

Appendix A-1-13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.15 (Change of Control Triggering Event) or 4.16 (Limitation on Asset Sales) of the Indenture, check the box:

☐       Change of Control Triggering Event

☐       Limitation on Asset Sales

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.15 or 4.16 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Appendix A-1-14